UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Westmoreland Coal Company

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Westmoreland Values
Our Vision, Mission, and Values reflect who we are
and what we stand for as a company.

Our Vision To deliver the premium value in the coal industry.

Our Mission

Westmoreland Coal Company is dedicated to diligently applying our mining expertise to attain economic advantages.

•   Leverage unique operations
•   Maximize transportation advantages
•   Identify and develop niche reserves
•   Cultivate unique partnerships
•   Sustain efficiency and standardization

Our Values

Our decisions and practices are guided by the values below. They are the core to who we are and how we behave as a company.

To excel at the pillars of coal mining by:
•   Uncompromised safety
•   Environmental stewardship
•   State-of-the-art mining techniques

To exceed partner expectations by:
•   Fair and collaborative approach
•   Community and tribal partnerships
•   Delivery of shareholder value
•   Agile and responsive interactions
•   Commitment focused - we do what we say

To maintain a foundation of integrity by:
•   Honest, transparent, and respectful communication
•   Highest legal and ethical standards
•   Pride in our work and our company
•   Dedication to diversity - respect and honor all

2013: A Transformational Year at Westmoreland Coal Company
The past year was transformational for Westmoreland Coal Company. On the heels of a record year in 2012, we increased revenue and operating free cash flow while achieving record adjusted EBITDA in 2013. We also decreased our shareholder’s deficit by over $98 million during 2013. Our years of cost control efforts resulted in favorable spend experience, which along with interest rate increases, drove down our long-term heritage medical and pension liabilities. The year culminated with our entering into an agreement to acquire Sherritt International's coal mining business. In addition to significantly increasing our coal production, this acquisition will provide geographic and regulatory diversification into Canada, a favorable mining jurisdiction, and access to the seaborne export market through strategic port facilities in western Canada.

WESTMORELAND COAL COMPANY
9540 S. Maroon Circle, Suite 200
Englewood, Colorado 80112

March 26, 2014

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Westmoreland Stockholders:

We invite you to join us for the 2014 Annual Meeting of Stockholders of Westmoreland Coal Company, which will once again be held as a virtual meeting. You will be able to attend the 2014 Annual Meeting, vote, and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/WLB2014. Be sure to have your 12-Digit Control Number to enter the meeting. The Annual Meeting of Stockholders of Westmoreland Coal Company will be held via the Internet on Tuesday, May 20, 2014 at 8:30 a.m. Mountain Daylight Time, for the following purposes:

1.	The election of eight directors to the Board of Directors to serve for a one-year term;

2.	To approve the 2014 Equity Incentive Plan for Employees and Non-Employee Directors;

3.	Advisory approval of Westmoreland Coal Company's executive compensation;

4.	The ratification of the appointment of Ernst & Young LLP as principal independent auditor for fiscal year 2014; and

5.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on March 24, 2014 will be entitled to notice of and to vote at the meeting and any postponement or adjournment thereof.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials, you can also vote by mail by following the instructions on the proxy card or voting instruction card. Voting over the Internet, by telephone or by written proxy or voting instruction card will ensure your representation at the annual meeting regardless of whether you attend.

This proxy statement, the annual report to stockholders and the proxy voter card are being mailed on or about April 4, 2014.

By Order of the Board of Directors,

By Order of the Board of Directors, Jennifer S. Grafton General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 20, 2014.

This notice, the accompanying proxy statement and Westmoreland Coal Company's annual report to stockholders for the fiscal year ended December 31, 2013 are available at www.proxyvote.com.

PROXY SUMMARY
We provide below highlights of certain information in this proxy statement. As it is only a summary, please review the complete proxy statement and 2013 annual report before you vote.

2013 Performance Highlights

On the heels of a record year in 2012, we increased revenue and operating cash flow while achieving record adjusted EBITDA. The year ended with the announcement of our entering into an agreement to acquire Sherritt International's coal mining business. The following are key highlights from fiscal year 2013:

•	Adjusted EBITDA grew 10.3% in 2013 to a record $116.3 million, which included a $2.9 million charge for costs associated with the previously announced Sherritt acquisition;

•
We decreased our shareholder’s deficit by over $98 million during 2013. Our years of cost control efforts resulted in favorable spend experience, which along with interest rate increases, drove down our long-term heritage medical and pension liabilities;

•	Our total revenues increased 12.4%, up to $674.7 million in 2013 from $600.4 million in 2012;

•	We lowered our net debt through the amortization of $28.1 million in debt;

•	We increased operating cash flows $20.0 million, which caused the net leverage ratio to decline to 2.3, almost a full turn from the 3.0 net leverage in 2012;

•	We successfully reached an agreement with Dominion Virginia to restructure our ROVA power purchase agreement effective January 1, 2014;

•	The Jewett mine received the Texas Environmental Excellence Award and the Texas Parks and Wildlife Land Stewardship Award. This is the first time either of these awards was given to a mining company;

•
The Absaloka mine completed the Western Wye railroad connection that allows us to connect with new customers who serve high-density areas in the northwest United States. Our first customer served by the Western Wye is TransAlta’s Centralia Plant in Centralia, Washington, which signed a long-term contract through 2025;

•
We positioned Westmoreland for long-term viability by executing coal leases at our Colstrip mine for land containing 170 million tons of coal resources and completing the tract 1 coal lease at our Absaloka mine for land containing 145 million coal reserves and resources; and

•	We continued our strong track record of safety by achieving a reportable incident rate 21.9% below the national average and a lost time incident rate 43.6% below the national average.

See page 42 for information about reconciliation of non-GAAP financial measures.

Executive Compensation Program

Our executive compensation program is designed to reward our leadership team for delivering results and building long-term value. We believe our program's performance measures align the interests of our stockholders and senior executives by tying pay outcomes to our short- and long-term performance. Several important features of our executive compensation program are:

✓	No employment agreements or individual change-in-control agreements for executive officers, all executive officers are at-will employees;

✓	No gross-ups;

✓	No company aircraft or company-provided vehicles, other than vehicles used at mine operation sites;

✓	No SERPS, defined benefit plans or other executive-only retirement plans;

✓	Our long-term incentive awards included performance-vested restricted stock units whose value is based on achievement of three-year free cash flow targets; and

✓	We require our executive officers to have significant ownership of company stock.

For more information on our compensation programs, total compensation in 2013 and our compensation philosophy, see our Compensation Discussion and Analysis that starts on page 17.

Corporate Governance Highlights

At Westmoreland Coal Company, good governance remains a critical component of our corporate culture. Several of our key governance strengths and actions are noted in the table below.

BOARD AND OTHER GOVERNANCE INFORMATION	2014*
Size of Board	8
Number of Independent Directors	6
Diverse Board (as to Gender, Experience and Skills)	Yes
Annual Election of All Directors	Yes
Majority Voting for Directors	Yes
Separate Chairman & CEO	Yes
Independent Directors Meet Without Management Present	Yes
Annual Board Self-Evaluation Conducted by Independent Third-Party	Yes
Annual Equity Grant to Non-Employee Directors	Yes
Board Orientation Program	Yes
Code of Business Conduct and Ethics for Directors	Yes
Corporate Governance Guidelines for Directors	Yes
Annual Advisory Approval of Executive Compensation	Yes
Policy Prohibiting Use of Corporate Funds for Political Expenditures	Yes
_____________________
* As of March 26, 2014

Meeting Agenda Items

Item 1-Election of Directors - Our board recommends a vote FOR the election of the director candidates nominated by the board.

You are being asked to elect eight directors. Each of our current directors is standing for reelection to hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified. All directors attended greater than 90% of the meetings of the board and board committees on which they served in 2013.

SUMMARY INFORMATION ABOUT OUR DIRECTOR NOMINEES

	AGE	DIRECTOR SINCE	OCCUPATION AS OF 3/24/14	INDEPENDENT
Keith E. Alessi	59	2007	Chief Executive Officer, Westmoreland Coal Company
Gail E. Hamilton	64	2011	Retired IT Executive	X
Michael G. Hutchinson	58	2012	Retired Audit Partner, Deloitte & Touche	X
Robert P. King	61	2012	President - U.S. Operations, Westmoreland Coal Company
Richard M. Klingaman	78	2006	Retired Energy Industry Consultant	X
Craig R. Mackus	62	2013	Retired Equipment Manufacturer CFO	X
Jan B. Packwood	70	2011	Retired Public Utility CEO	X
Robert C. Scharp	67	2011	Retired Coal Industry Executive	X

Item 2-Approval of the 2014 Equity Incentive Plan for Employees and Non-Employee Directors - Our board recommends a vote FOR this proposal.

We are asking stockholders to approve the 2014 Equity Incentive Plan for Employees and Non-Employee Directors, which is discussed in more detail in our equity plan section on page 36.

Item 3-Advisory Approval of Our Executive Compensation - Our board recommends a vote FOR this proposal.

We are asking stockholders to approve on an advisory basis the compensation of our named executive officers, who are discussed in more detail in the Compensation Discussion and Analysis, which starts on page 17. We hold this advisory vote on an annual basis.

Item 4-Ratification of Appointment of Ernst & Young LLP for 2014 - Our board recommends a vote FOR this proposal.

Ernst & Young LLP has been our independent registered public accounting firm since 2009. The fees paid to Ernst & Young LLP are detailed on page 41. One or more representatives of Ernst & Young LLP will be present at the meeting, will be given the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

PROXY STATEMENT

WESTMORELAND COAL COMPANY
9540 S. Maroon Circle, Suite 200
Englewood, Colorado 80112

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To be held May 20, 2014

GENERAL INFORMATION ABOUT THE 2014 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is being furnished by the Board of Directors (the “Board”) of Westmoreland Coal Company (the “Company”) to holders of our common stock and depositary shares in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting of Stockholders of Westmoreland Coal Company (the “Annual Meeting”). The Annual Meeting will be held via the Internet on Tuesday, May 20, 2014 at 8:30 a.m. Mountain Daylight Time, for the purposes set forth in the accompanying Notice of Annual Meeting and this proxy statement.

This proxy statement and the enclosed proxy voter card relating to the Annual Meeting are first being mailed to stockholders on or about April 4, 2014. As of March 1, 2014, the Company's officers and directors are the record and beneficial owners of a total of 485,417 shares (approximately 3.23%) of the Company's outstanding common stock and have no ownership in the Company's outstanding depositary shares. It is management's intention to vote all of its shares in the manner recommended by the Board for each matter to be considered by the stockholders.

QUESTIONS AND ANSWERS ABOUT THE 2014 ANNUAL MEETING OF STOCKHOLDERS

What is a Virtual Annual Meeting?

A virtual annual meeting of stockholders is an official annual meeting held over the Internet that offers the ability to verify attendance and provides an interactive element that allows for real-time voting in a secure environment. The virtual meeting also enables two-way engagement, allowing stockholders to ask questions of corporate officers and directors. The virtual meeting provides Westmoreland a low-cost way for stockholders to attend and interact with management, and has the potential to increase participation and reduce costs associated with meeting facilities and travel.

Westmoreland will be hosting the 2014 Annual Meeting live via the Internet. A summary of the information you need to attend the meeting online is provided below:

•	Any stockholder can attend the 2014 Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/WLB2014;

•	Webcast starts at 8:30 a.m. Mountain Time;

•	Stockholders may vote and submit questions while attending the Annual Meeting on the Internet;

•	Please have your 12-Digit Control Number to enter the Annual Meeting;

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/WLB2014; and

•	Webcast replay of the Annual Meeting will be available until May 20, 2015.

Who can vote at the meeting?

Only stockholders who owned our common stock or depositary shares, each of which represents one quarter of a share of Series A Convertible Exchangeable Preferred Stock, $1.00 par value (“depositary shares”), of record at the close of business on March 24, 2014 are entitled to vote. Each holder of common stock is entitled to one vote per share. Each holder of depositary shares is entitled to one vote per share. There were 14,850,503 shares of common stock and 490,542 depositary shares outstanding on March 24, 2014.

What constitutes a quorum for the meeting?

The holders of a majority of the aggregate voting power of the common stock and depositary shares outstanding on the record date, present in person or by proxy at the Annual Meeting, shall constitute a quorum to conduct business at the Annual
Meeting. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have discretionary authority to vote on a particular matter and has not received voting instructions from its client) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

How do I vote?

•	Via the Internet at www.proxyvote.com;

•	By phone for registered owners at 1-800-690-6903, or for beneficial owners at 1-800-454-8683; or

•	By completing and mailing in a paper proxy card.

If your shares are registered directly in your name with our transfer agent, you are considered a stockholder of record with respect to those shares and the proxy card and voting instructions have been sent directly to you. If, like most stockholders, you hold your shares in “street name” through a stockbroker, bank or other nominee rather than directly in your own name, you may not vote your shares in person at the Annual Meeting without obtaining authorization from your stockbroker, bank or other nominee. You need to submit voting instructions to your stockbroker, bank or other nominee in order to cast your vote.

We encourage you to register your vote via the Internet. If you attend the virtual Annual Meeting, you may also submit your vote in person over the Internet and any votes that you previously submitted - whether via the Internet, by phone or by mail - will be superseded by the vote that you cast at the Annual Meeting. Whether your proxy is submitted by the Internet, by phone or by mail, if it is properly completed and submitted and if you do not revoke it prior to the Annual Meeting, your shares will be voted at the Annual Meeting as specified by you or, if you do not specify a choice as to a particular matter, in the manner set forth in this proxy statement.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by either filing with our Secretary a written notice of revocation or a duly executed proxy card bearing a later date or by voting in person at the Annual Meeting. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and so request. However, attendance at the virtual Annual Meeting will not, by itself, revoke a previously granted proxy. If you want to change or revoke your proxy and you hold your shares in “street name,” contact your broker or the nominee that holds your shares. Any written notice of revocation sent to us must include the stockholder's name and must be received prior to the Annual Meeting to be effective.

What vote is required to approve each item?

Under our bylaws, which were amended and restated in January 2013, we now have a majority vote standard for election of directors. In an uncontested election, each director will be elected by a vote of the majority of the votes cast, meaning the number of shares cast “for” a director exceeds the number of votes cast “against” that director. In a contested election, the directors will be elected by a plurality of the votes cast, meaning the directors receiving the largest number of “for” votes will be elected to the open positions. With respect to Proposal 1, regardless of whether the majority of votes cast or plurality standard applies, broker non-votes, abstentions and withheld votes will have no effect because such votes are not treated as being cast.

In an uncontested election, a nominee who does not receive a majority vote will not be elected. An incumbent director who is not elected because he or she does not receive a majority vote will continue to serve as a holdover director until the earliest of: (a) 90 days after the date on which the election inspector determines the voting results as to that director, (b) the date on which the Board appoints an individual to fill the office held by that director, or (c) the date of that director's resignation.

Approval of Proposals 2, 3 and 4, requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. With respect to Proposals 2, 3 and 4, broker non-votes will have no effect, but abstentions will have the same effect as a vote against such proposals.

Which ballot measures are considered “routine” or “non-routine”?

The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2014 (Proposal 4) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore broker non-votes are not expected in connection with Proposal 4.

The election of directors (Proposal 1), the approval of the 2014 Equity Incentive Plan for Employees and Non-Employee Directors (Proposal 2) and the advisory approval of the Company's executive compensation (Proposal 3), are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1, 2 and 3.

How are you handling solicitation of votes?

The accompanying proxy is solicited on behalf of our Board and the cost of solicitation is borne by us. In addition to solicitations by mail, our directors, officers, and employees may solicit proxies by telephone, e-mail and personal interview, but will receive no additional compensation for doing so. We will also request brokerage houses, custodians, nominees, and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse those brokerage houses and other persons for their reasonable expenses for such services.

Do I have any rights of appraisal?

Under Delaware law, stockholders are not entitled to dissenters' rights on any proposal referred to herein.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary general voting results at the Annual Meeting and publish final detailed voting results on a Form 8-K that we will file with the SEC within four business days after the Annual Meeting.

How do I submit a stockholder proposal for the 2015 Annual Meeting?

Any proposal that a stockholder wishes to be considered for inclusion in our proxy statement and proxy card for the 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”) must be submitted to the Company's Secretary at our offices, 9540 S. Maroon Circle, Suite 200, Englewood, Colorado 80112, no later than November 25, 2014. In addition, such proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

If a stockholder wishes to present a proposal before the 2015 Annual Meeting, without having the proposal included in our proxy statement and proxy card, such stockholder must give written notice to the Secretary at the address noted above. The Secretary must receive such notice no earlier than January 20, 2015 and no later than February 19, 2015, and the stockholder must comply with the provisions of Sections 2.5 or 2.6, as applicable, of our bylaws. Only proposals included in the proxy statement or that comply with our advance notice bylaw requirements will be considered properly brought before the Annual Meeting.

Does the Company offer an opportunity to receive future proxy materials electronically?

Yes. If you are a stockholder of record or a member of the 401(k) plan, you may, if you wish, receive future proxy statements and annual reports online rather than receiving proxy materials in paper form. If you elect this feature, you will receive an e-mail message notifying you when the materials are available, along with a web address for viewing the materials and instructions for voting by telephone or on the Internet. You may sign up for electronic delivery at any time by visiting http://enroll.icsdelivery.com/wlb.  If you received this proxy statement electronically, you do not need to do anything to continue receiving proxy materials electronically in the future. If you hold your shares in a brokerage account, you may also have the opportunity to receive proxy materials electronically. Please follow the instructions of your broker.

How can I get electronic access to the proxy materials and the annual report?

This proxy statement and our 2013 annual report are available at www.proxyvote.com; see your ballot for information.

Will I receive a separate proxy statement if I share the same address and last name as another stockholder?

No. If you are the beneficial owner, but not the record holder, of shares of our stock, your broker, bank or other nominee may only deliver one copy of this proxy statement and our annual report to multiple stockholders who share an address, unless that nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and our annual report to a stockholder at a shared address to which a single copy of the documents was delivered. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Director/ Executive Officer Since	Position
Keith E. Alessi	59	2007	Director; Chief Executive Officer
Gail E. Hamilton	64	2011	Director - Independent
Michael G. Hutchinson	58	2012	Director - Independent
Robert P. King	61	2012	Director; President - U.S. Operations
Richard M. Klingaman	78	2006	Director - Independent; Chairman of the Board
Craig R. Mackus	62	2013	Director - Independent
Jan B. Packwood	70	2011	Director - Independent
Robert C. Scharp	67	2011	Director - Independent
Kevin A. Paprzycki	43	2008	Chief Financial Officer and Treasurer
Douglas P. Kathol	61	2010	Executive Vice President
Joseph E. Micheletti	48	2011	Senior Vice President - Coal Operations
Jennifer S. Grafton	38	2011	General Counsel and Secretary
Director Information

The Board has fixed the number of directors at eight. All our directors bring to our Board a wealth of leadership experience derived from their service as executives and respected professionals. Certain individual qualifications and skills of our directors that contribute to the Board's effectiveness as a whole are described in the following paragraphs.

Keith E. Alessi has served in various capacities at Westmoreland since 2007 and currently serves as our Chief Executive Officer. Prior to Westmoreland, Mr. Alessi was an adjunct lecturer at the University of Michigan Ross School of Business from 2001 to 2010 and was an Adjunct Professor at The Washington and Lee University Law School from 1999 to 2007. He previously served as Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of a number of public and private companies from 1982 to 2000. Mr. Alessi currently serves as a member of the board of directors of MWI Veterinary Supply, Inc.

Mr. Alessi has over 30 years of turnaround management experience gained in a senior executive capacity. This has given him unique insights into the hurdles, challenges and opportunities facing Westmoreland and provides him the necessary leadership experience to lead the integration of the globally-diversified mining assets as its Chief Executive Officer.

Gail E. Hamilton most recently served as Executive Vice President of Symantec Corporation, an infrastructure software and services provider, retiring in 2005. Previously, she served as the General Manager of the Communications Division of Compaq Computer Corporation and as the General Manager of the Telecom Platform Division for Hewlett-Packard Company. She is currently a director of Arrow Electronics Inc., OpenText Corp., and Ixia.

Ms. Hamilton is a former senior executive with business and operational experience at a public technology company, whose strategic planning and business development experience are invaluable in guiding the development and progression of our information technology infrastructure and programs. In addition, Ms. Hamilton's extensive public and private board experience will bring further professionalism and insight to the board room.

Michael G. Hutchinson recently retired from Deloitte & Touche. His Deloitte career spanned nearly 35 years, leading their Denver Energy and Natural Resources Practice for the last fifteen years while at the same time managing the Audit and Enterprise Risk Management practice of the Denver office. Mr. Hutchinson currently serves as a member of the board of directors of One Gas, Inc.

As the former lead audit partner at a top four auditing firm, Mr. Hutchinson brings to the Board his substantial expertise in accounting and finance matters, which he gained during his 35 years of experience in public accounting. Mr. Hutchinson is well qualified to serve as a director based on his experience with accounting principles, financial controls and evaluating financial statements of public companies in the energy sector, particularly from an auditor's perspective.

Robert P. King joined Westmoreland in March 2012 as President and Chief Operating Officer. He served as President and Chief Executive Officer from April 2013 until March 2014. In anticipation of the closing of the Sherritt transaction, Mr. King was appointed President of U.S. Operations in March 2014 as part of a corporate realignment. From 2006 through 2012, Mr. King held various executive leadership roles at Consol Energy, Inc., including Executive Vice President - Business Advancement and Support Services. Mr. King has over 30 years of experience in the coal industry, both underground and surface mines.

Mr. King brings a breadth of coal mining experience to Westmoreland, both as a top executive of a Fortune 500 energy company, as well as his hands-on operational experience running coal mining operations.

Richard M. Klingaman has been a consultant to the natural resources and energy industries since May 1992. Prior to consulting, Mr. Klingaman was a senior executive with Penn Virginia Corporation, a natural resources company specializing in coal, oil, natural gas, timber, lime and limestone.

Mr. Klingaman's extensive experience in the mining and energy industries, including as Senior Vice President of a large natural resources company, provides him with an intimate knowledge of our operations and our industry.

Craig R. Mackus became Chief Financial Officer of Bucyrus International, Inc. in June 2004 after serving as Vice President-Finance from October 2002 through June 2004 and as Controller from February 1988 through May 2006. Mr. Mackus retired from Bucyrus International, Inc. in 2011 upon its merger with Caterpillar. He also served as Bucyrus's secretary from May 1996 through his retirement in 2011.

As a senior manager of an international manufacturing company provided equipment to the mining industry, Mr. Mackus brings significant financial, governance and operational mining experience to the Board.  As the CFO during a major merger transaction between Bucyrus International Inc. and Caterpillar, Mr. Mackus provides the Board with his first-hand experience in significant M&A activity.

Jan B. Packwood was the President and Chief Executive Officer of IDACORP, Inc. (NYSE: IDA), a holding company whose main subsidiary, Idaho Power Company, is an electric utility engaged in the generation, transmission, distribution, sale and purchase of electric energy,  from 1999 to 2006.  Prior to such time, Mr. Packwood served in various executive-level capacities of Idaho Power Company beginning in the 1980s.   He currently serves as a director of IDACORP, Inc. and of various IDACORP, Inc. subsidiaries, including Idaho Power Company, IDACORP Financial Services, Inc. and Ida-West Energy Company.

As the former President and Chief Executive Officer of an electric utility involved in the mining and use of coal in the Pacific Northwest, Mr. Packwood brings to the Board a vast knowledge of our and our main customers' business, including an understanding of the risks faced by our own power plant and the power plants we supply.  This expertise will be invaluable in directing the future of our power plant operations, as well as providing insight into potential growth and expansion activities in our mining segment.

Robert C. Scharp was previously the Chief Executive Officer of Shell Coal Pty Ltd from 1997 to 2000 and then Chief Executive Officer of Anglo Coal Australia from 2000 to 2001. He served as the Chairman of the Shell Canada Energy Mining Advisory Council from 2005 to 2010. He had a 22 year career with Kerr McGee Corporation including serving as President - Kerr McGee Coal Corporation and Senior Vice President - Oil and Gas Production. Mr. Scharp was a director of Bucyrus International from 2005 to 2011 and was a director of Foundation Coal Holdings from 2005 to 2009. Mr. Scharp is also a retired Army National Guard colonel.

Mr. Scharp brings a wealth of coal mining industry experience to the Board, including invaluable chief executive operational oversight of coal mine operations. Mr. Scharp's vast industry experience will assist the Board in driving future operational mining excellence and evaluating potential growth and expansion opportunities.

Executive Officer Information

Keith E. Alessi, who joined Westmoreland in 2007 and serves as Chief Executive Officer, is discussed above under “Director Information.”

Robert P. King, who joined Westmoreland in 2012 and serves as President of U.S. Operations, is discussed above under “Director Information.”

Kevin A. Paprzycki joined Westmoreland as Controller and Principal Accounting Officer in June 2006 and was named Chief Financial Officer in April 2008. In June 2010, he was also named Treasurer. Prior to Westmoreland, Mr. Paprzycki was Corporate Controller at Applied Films Corporation from 2005 to 2006. Mr. Paprzycki became a certified public accountant in 1994 and a certified financial manager and certified management accountant in 2004.

Douglas P. Kathol joined Westmoreland in 2003 as Vice President - Development, adding additional responsibility as Treasurer in 2008. In 2010, Mr. Kathol was named Executive Vice President. Prior to Westmoreland, Mr. Kathol spent almost twenty years in various positions, including Senior Vice President of Norwest Corporation, a consulting firm providing expertise to the energy, mining, and natural resources industries.

Joseph E. Micheletti joined Westmoreland in 2001 and has held a series of positions with Westmoreland since such time, including President and General Manager of our Jewett Mine. In June 2011, Mr. Micheletti was named Senior Vice President - Coal Operations. Mr. Micheletti has worked in the production, maintenance, processing, and engineering disciplines of the mining industry for 24 years and sits as a Director of the Rocky Mountain Coal Mining Institute.

Jennifer S. Grafton joined Westmoreland as Associate General Counsel in December 2008 and was named General Counsel and Secretary in February 2011. Prior to Westmoreland, Ms. Grafton worked in the corporate group of various Denver-based and national law firms focusing her practice on securities and corporate governance. She is a member of the Colorado bar.

CORPORATE GOVERNANCE

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders and maintaining our integrity in the marketplace. The Code of Conduct Handbook for directors, officers and employees, in conjunction with the Certificate of Incorporation, Bylaws, Board committee charters and Corporate Governance Guidelines, form the framework for the governance of Westmoreland. All of these documents are available on our website at www.westmoreland.com. On an annual basis, all directors, officers and employees sign an acknowledgment that they have received and reviewed the guidelines provided in the Code of Conduct Handbook. We will post on our website any amendments to the Code of Conduct Handbook or waivers of the Code of Conduct Handbook for directors and executive officers. You can request a copy of any of these documents by writing to the Corporate Secretary, Westmoreland Coal Company, 9540 S. Maroon Circle, Suite 200, Englewood, Colorado 80112.

Board Structure

The Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of Westmoreland to make that determination based on the position and direction of Westmoreland, and the membership of the Board. Currently, the roles of Chairman of the Board and CEO are split, allowing our CEO to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. On April 8, 2013, Keith Alessi transitioned from CEO to Executive Chairman of the Board. Simultaneously, Robert King transitioned from President and Chief Operating Officer to President and CEO. As Executive Chairman, Mr. Alessi continued to play an important role in the Company's strategic direction, chaired all regular sessions of the Board and, in consultation with the Lead Independent Director and with input from the CEO, set the agenda for Board meetings. In light of the recent announcement relating to the Sherritt acquisition, Mr. Alessi was asked to resume his service in an employee capacity as CEO to facilitate an efficient transition of the Sherritt business into Westmoreland. Accordingly, Mr. Klingaman, formerly our Lead Independent Director, was elevated to the Chairman of the Board position. We believe this structure promotes a unified approach to corporate strategy development and allows for a bridge between management and the Board, helping each to pursue its common purpose more efficiently.

Risk Oversight by the Board of Directors

Risk is inherent with every business, and how well a business manages risk can ultimately influence its success. We face a number of risks, including economic risks, operational risks, environmental and regulatory risks, and others, such as the impact of competition, weather conditions and pressures from competing fuel sources. Management is responsible for the day-to-day supervision of risks that we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board believes that establishing the right “tone at the top” and full and open communication between management and the Board are essential for effective risk management and oversight. Our Chairman has regular communications with our CEO to discuss strategy and the risks we face. The executive management team attends the quarterly board meetings and is available to address any questions or concerns raised by the Board on risk management related matters. Each quarter, the Board receives presentations from senior management on strategic matters involving our operations and is provided extensive materials that highlight the various factors that could lead to risk in our organization. The Board holds a strategic planning session with the management team on an annual basis to discuss strategies, key challenges, and risks and opportunities for us. Further, the Board is empowered to hire its own advisors without management approval to assist it in fulfilling its duties.

While the Board is ultimately responsible for our risk oversight, our committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The Compensation and Benefits Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Corporate Governance Committee is tasked with the oversight of succession planning for our directors and executive officers. On an annual basis, pursuant to such committee's charters, the committees assess risk and have specific conversations with senior management regarding the risks faced.

Director Independence

NASDAQ Marketplace Rules require that a majority of the Board be independent. No director qualifies as independent unless the Board determines that the director has no direct or indirect relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In assessing the independence of its members, the Board examined the commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships of each member. The Board's inquiry extended to both direct and indirect relationships with the Company. Based upon both detailed written submissions by nominees and discussions regarding the facts and circumstances pertaining to each nominee, considered in the context of applicable NASDAQ Marketplace Rules, the Board has determined that all of the nominees for election, other than Messrs. Alessi and King, are independent. The independent directors meet during most Board meetings in separate executive session led by our Chairman and without management present.

Each member of the Audit Committee must, in addition to the independence requirements of the NASDAQ Marketplace Rules, meet the heightened independence standards required for audit committee members under the NASDAQ Marketplace Rules listing standards, Section 10A of the Securities Exchange Act of 1934, and Rule 10A-3 thereunder. The Board determined that Messrs. Klingaman, Mackus, Packwood and Hutchinson, the 2013 Audit Committee members, each met such heightened independence standards. Beginning in July 2013, each member of the Compensation and Benefits Committee was required to also meet heightened independence standards under the NASDAQ Marketplace Rules listing standards. In 2013, the members of the Compensation and Benefits Committee met such heightened independence standards.

Communicating with the Board

Stockholders who wish to write directly to the Board on any topic should address communications to the Board of Directors in care of the Chairman of the Board, Westmoreland Coal Company Board of Directors, 9540 S. Maroon Circle, Suite 200 Englewood, Colorado 80112. Our Chairman of the Board will report on stockholder communications to the Board and provide copies or specific summaries to directors on matters deemed to be of appropriate importance. In general, communications from stockholders relating to corporate governance will be forwarded to the Board unless they are frivolous, obscene, repeat the same information contained in earlier communications, or fail to identify the author.

COMMITTEES OF THE BOARD OF DIRECTORS

As of the date of this proxy statement, our Board consists of eight directors and the following four committees: (1) Audit; (2) Compensation and Benefits; (3) Nominating and Corporate Governance; and (4) Executive. Each of the committees operates under a written charter adopted by the Board. All of the committee charters are available on our website at www.westmoreland.com. During 2013, the Board held thirteen meetings. Each of our current directors attended at least 90% of the aggregate of all Board and applicable committee meetings held during the period that he or she served as a director. All directors attended the last Annual Meeting of Stockholders and all are expected to attend this year's Annual Meeting of Stockholders. The 2013 committee membership, number of meetings held during 2013 and function of each of the committees are described in the table below.

Name of Director	Audit	Compensation and Benefits	Nominating and Corporate Governance	Executive
Non-Employee Directors:
Keith E. Alessi				Chair
Gail E. Hamilton		Member	Member
Michael G. Hutchinson	Chair	Member
Richard M. Klingaman	Member			Member
Craig R. Mackus	Member	Member
Jan B. Packwood	Member		Chair	Member
Robert C. Scharp		Chair	Member
Employee Director:
Robert P. King				Member
Number of Meetings in 2013	5	2	3	2

Audit Committee

The Audit Committee provides oversight of the quality and integrity of our accounting, auditing and financial reporting practices and is responsible for retaining and terminating our independent accounts. The committee exercises its oversight obligations through regular meetings with management, the Director of Internal Audit and our independent registered public accounting firm, Ernst & Young LLP. The Audit Committee is also responsible for oversight of risks relating to accounting matters, financial reporting and regulatory compliance. To satisfy these oversight responsibilities, the committee separately meets with our Chief Financial Officer, the Director of Internal Audit, Ernst & Young LLP and management. The committee also receives periodic reports regarding issues such as the status and findings of audits being conducted by the internal and independent auditors, the status of material litigation, accounting changes that could affect our financial statements and proposed audit adjustments. The Board has determined that Michael G. Hutchinson qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

Audit Committee Report

Under its charter, the Audit Committee assists the Board of Directors in fulfilling the Board's responsibility for oversight of Westmoreland's financial reporting process and practices, and its internal control over financial reporting. Management is primarily responsible for our financial statements, the reporting process and assurance for the adequacy of the internal control over financial reporting. Our independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of Westmoreland's financial statements and internal control over financial reporting, and for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles used in the United States and the adequacy of our internal control over financial reporting.

The Audit Committee has reviewed and discussed with Ernst & Young LLP Westmoreland's audited consolidated financial statements and internal control over financial reporting. The Audit Committee has discussed with Ernst & Young LLP, during the 2013 fiscal year, the matters required to be discussed by Statement on Auditing Standards No. 16, as amended (Communication with Audit Committees) as adopted by the Public Company Accounting Oversight Board. The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding such firm's communications with the Audit Committee concerning independence, and has discussed with the independent accountants their independence.

The Audit Committee discussed with our internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of its examinations, the evaluations of our internal controls and the overall quality of our financial reporting. The Audit Committee also has reviewed and discussed the audited financial statements with management.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the audited financial statements and assessment of internal controls over financial reporting be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2014.

Michael G. Hutchinson, Chairman
Jan B. Packwood
Richard M. Klingaman
Craig R. Mackus

Compensation and Benefits Committee

The Compensation and Benefits Committee is responsible for assuring that the Board, our Chief Executive Officer, other executive officers, and our key management are compensated appropriately and in a manner consistent with our approved compensation strategy, internal equity considerations, competitive practice, and any relevant laws or regulations. In addition, the committee reviews our compensation programs to ensure that our programs are not promoting imprudent risk-taking. In accordance with its charter, the committee may retain and terminate outside counsel, compensation consultants, or other experts or consultants, as it deems appropriate, form and delegate authority to subcommittees and delegate authority to one or more designated members of the committee. To assist it in satisfying its oversight responsibilities, the committee approved the continued engagement of Pay Governance to serve as its compensation consultant for fiscal year 2014.

Compensation and Benefits Committee Risk Assessment

On an annual basis, the committee reviews the structure of our compensation program to assess whether any aspect of the program could provide an incentive to our executive officers or other employees to take any unnecessary or inappropriate risks that could threaten our operating results, financial condition or impact long-term stockholder value. To assist the committee in its annual review it engaged Pay Governance in January 2014 to conduct a risk assessment of our incentive-based compensation plans (including the annual and long-term incentive programs) and our compensation practices.

Based on the findings of Pay Governance, our internal controls, policies and risk-mitigating components in our incentive arrangements, as well as the committee's formal review and discussion, the committee believes our compensation programs represent an appropriate balance of short-term and long-term compensation and do not encourage executive officers or other employees to take on unnecessary or excessive risks that are reasonably likely to have a material adverse effect on us.

Our incentive compensation is designed to reward bonus-eligible employees for committing to and achieving goals that are intended to be challenging yet provide them a reasonable opportunity to reach the threshold amount, while requiring meaningful growth to reach the target level and substantial growth to reach the maximum level. The amount of growth required to reach the maximum level of compensation is developed within the context of the normal business planning cycle and, while difficult to achieve, is not viewed to be at such an aggressive level that it would induce bonus-eligible employees to take inappropriate risks that could threaten our financial or operating stability. The annual bonus program contains a cap on the maximum financial payout to employees as a whole.

Our executive compensation program includes the following features to help minimize risk.

Compensation Mix. We allocate compensation between fixed and contingent components, and between annual cash incentives and long-term time-based incentives, based in part on an employee's position and level of responsibility within the organization. We believe our mix of compensation elements helps to ensure that executives and other employees who are eligible for incentive compensation do not focus on achieving short-term results at the expense of the long-term growth and sustainability of the Company. None of our employees receive commissions.

Base salary is the only assured portion of compensation that we provide to our executives and other employees. Consequently, our incentive compensation arrangements are intended to reward performance.

The annual incentive plan establishes cash-based award opportunities that are payable if, and only to the extent that, pre-established corporate financial, operational safety and individual performance objectives are achieved. The committee has discretion to exclude certain events outside our direct control and to reward exemplary performance.

The long-term component of the executive compensation program consists of grants of time-vested and performance-based restricted stock units or cash awards. The use of both time-based and performance-based awards for fiscal 2014 balances our desire to drive long-term growth with the retention pressures we face from our direct peers, as well as from emerging and evolving competitors.

Stock Ownership Guidelines. We have established stock ownership guidelines to ensure that our executives' interests are aligned with those of stockholders. These guidelines also help ensure that the decisions our executives implement to achieve our financial and strategic objectives are focused on our long-term growth and health. We believe that this policy effectively mitigates the possibility that our executives would make business decisions to influence stock price increases in the short-term that cannot be sustained over the long-term or would liquidate their equity holdings to capture short-term fluctuations in our stock price.

Board Approval of Transactions. Management must obtain approval from the Board for significant transactions (i.e., mergers, acquisitions, dividends, etc.) that could impact the achievement of previously approved financial performance targets used in the executive compensation program, and the Compensation and Benefit Committee retains the discretion to ignore the impact of certain factors over which management has no control (such as accounting changes or force majeure events) for purposes of determining whether pre-established performance targets have been met.

Compensation and Benefits Committee Interlocks and Insider Participation

During 2013, each of Messrs. Hutchinson, Mackus and Scharp, and Ms. Hamilton served on our Compensation and Benefits Committee. None of these directors was a current or former officer or employee of the Company, and none had any related party transaction involving the Company that is disclosable under Item 404 of Regulation S-K. During 2013, none of our executive officers served on the board of directors of any entity that had one or more executive officers serving on our Board.

Compensation and Benefits Committee Report

The Compensation and Benefits Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation and Benefits Committee recommended to the Board that the Compensation Discussion and Analysis, provided herein, be included in this proxy statement and incorporated by reference into Westmoreland's Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Robert C. Scharp, Chairman
Gail E. Hamilton
Michael G. Hutchinson
Craig R. Mackus

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee identifies and recommends individuals qualified to be nominated as members of the Board and considers director candidates brought to the Board by stockholders. The committee oversees succession planning. It also provides oversight on corporate governance matters and conducts the evaluation of the Board, committees, and individual director performance.

The committee regularly assesses the mix of skills and industry experience currently represented on the Board, whether any vacancies on the Board are expected due to retirement or otherwise, the skills represented by retiring directors, and additional skills highlighted during the Board self-assessment process that could improve the overall quality and ability of the Board to carry out its functions. In the event vacancies are anticipated or arise, the Nominating and Corporate Governance Committee considers various potential candidates for director and employs the same process for evaluating all candidates, including those submitted by stockholders. The committee is responsible for ensuring all director nominees undergo a thorough background check prior to nomination or appointment as a director and to review any adverse findings prior to such nomination or appointment. Candidates may come to the attention of the committee through current Board members, professional search firms, stockholders or other persons.

The committee initially evaluates a candidate based on publicly available information and any additional information supplied by the party recommending the candidate. If the candidate appears to satisfy the selection criteria and the committee's initial evaluation is favorable, the candidate is contacted by the chairman of the committee for an interview to determine the mutual levels of interest in pursuing the candidacy. The committee is tasked with considering whether the candidate is (i) independent pursuant to the requirements of The NASDAQ Stock Market, (ii) accomplished in his or her field and has a reputation, both personal and professional, that is consistent with our ideals and integrity, (iii) able to read and understand basic financial statements, (iv) knowledgeable as to us and the issues affecting our business, (v) committed to enhancing stockholder value, (vi) able to understand fully the legal responsibilities of a director and the governance processes of a public company, (vii) able to develop a good working relationship with other Board members and senior management and (viii) able to suggest business opportunities to us. If these discussions and considerations are favorable, the committee makes a final recommendation to the Board to nominate the candidate for election.

In considering whether to recommend any particular candidate, including incumbent directors, for inclusion in the Board's slate of recommended director nominees, the Nominating and Corporate Governance Committee takes into consideration a number of criteria, including: professional work experience; skills; expertise; diversity; personal and professional integrity; character; temperament; business judgment; time availability in light of other commitments; dedication; conflicts of interest; and public company experience. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The committee focuses on issues of diversity, such as diversity of education, professional experience and differences in viewpoints and skills. The committee does not have a formal policy with respect to diversity; however, the Board and the committee believe that it is essential that the Board members represent diverse viewpoints and strives to ensure that the slate of nominees represents a wide breadth of diverse backgrounds and skill sets to adequately represent the needs of the stockholders. With respect to the nomination of continuing directors for re-election, the individual's contributions to the Board are also considered. We believe that the backgrounds and qualifications of our directors, considered as a group, provide a composite mix of skills, experience, and knowledge that will assure that the Board can continue to fulfill its responsibilities.

The Board's retirement policy mandates that directors elected to the Board at our annual meeting retire from the Board at the first annual meeting of stockholders following the director's 75th birthday. The Board grandfathered all directors then serving as a director at the time the policy was adopted in November 2010, making the new retirement policy only applicable to current and future directors who will turn 75 after May 2010.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o  Corporate Secretary, Westmoreland Coal Company, 9540 South Maroon Circle, Suite 200, Englewood, Colorado 80112. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following the same process, and applying the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy statement for the next annual meeting.

Stockholders also have the right to nominate director candidates directly, without any action or recommendation on the part of the committee or the Board, by following the procedures set forth in Section 2.6, “Advance Notice of Nominees,” in our bylaws. Among other things, a stockholder wishing to nominate a director candidate must give notice to us within the specified time period that includes the information about the stockholder and the proposed nominee required by the bylaws. Any stockholder wishing to nominate a candidate for election to the Board pursuant to the bylaw provision must strictly comply with the procedures specified in Section 2.6 of the bylaws.

Jan B. Packwood, Chairman
Gail E. Hamilton
Robert C. Scharp

Executive Committee

During 2013, the Board had an Executive Committee. Pursuant to its charter reviewed and adopted on an annual basis, the Executive Committee is authorized to act on behalf of the Board during periods between Board meetings. During 2013, the Executive Committee held two meetings.

DIRECTOR COMPENSATION

The Board's goal in designing director compensation is to provide a competitive package that will enable it to attract and retain highly skilled individuals with relevant experience and that reflects the time and talent required to serve on the Board. Compensation for our non-employee directors is reviewed by the Compensation and Benefits Committee with the assistance of Pay Governance. The table below reflects the total director compensation for 2013.

2013 Non-Employee Director Compensation

Name(1)	Fees Earned Or Paid In Cash($)	Grant Date Fair Value of Stock Awards($)(2)	Total Compensation ($)
Keith E. Alessi	175,385	84,140	259,525
Gail E. Hamilton	68,000	84,140	152,140
Michael G. Hutchinson	76,625	84,140	160,765
Richard M. Klingaman	84,375	84,140	168,515
Craig R. Mackus	40,069	84,140	124,209
Jan B. Packwood	82,000	84,140	166,140
Robert C. Scharp	73,725	84,140	157,865
Former Directors
Michael R. D'Appolonia	20,369	—	20,369
____________________

(1)
Mr. King did not receive any additional compensation for his services as a director. Mr. Alessi, who transitioned from Chief Executive Officer to Executive Chairman of the Board on April 8, 2013, did not receive additional compensation for his services as a director prior to that date. As Executive Chairman, Mr. Alessi received compensation as described in the director compensation table above.

(2)
7,000 restricted stock units were awarded to each non-employee director elected to the Board in May 2013. The restricted stock units vest on May 21, 2014. The grant date fair value of these awards was $12.02 per share.

Approved 2014 Non-Employee Director Compensation Structure

In February 2014, the Compensation and Benefits Committee recommended, and the Board approved, the below compensation structure for fiscal year 2014. All non-employee directors receive the “Annual Cash Retainer” in addition to any other retainers they may be entitled for service as the Chair of a committee or for serving as a member of a committee.

Type of Compensation	Amount
Annual Cash Retainer	$55,000
Annual Stock Award Retainer (restricted stock units with one-year vest)	$90,000 stock equivalent
Annual Retainer for Lead Independent Director	$18,000
Annual Retainer for Committee Chair:
Audit Committee	$15,000
Compensation and Benefits Committee	$15,000
Nominating and Corporate Governance Committee	$8,000
Annual Retainer for Serving on a Committee:
Audit Committee	$10,000
Compensation and Benefits Committee	$7,500
Nominating and Corporate Governance Committee	$5,000
Attendance at Board or Committee Meeting (in-person)	$1,500 per meeting
Attendance at Board or Committee Meeting (telephonic)	$1,000 per meeting

Non-Employee Director Stock Ownership Guidelines

In February 2014, the Board adopted new stock ownership guidelines for non-employee directors under which the directors are expected to own a threshold amount of Westmoreland equity. Each non-employee director is now required to hold Westmoreland common stock with an aggregate value of at least three times his or her annual cash retainer. The directors have a five-year window to comply with these new guidelines.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information, as of March 1, 2014 (the "Table Date"), concerning beneficial ownership by: holders of more than 5% of any class of our voting securities; directors; each of the named executive officers listed in the Summary Compensation Table; and all directors and executive officers as a group. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted. The number of shares beneficially owned by each entity or individual is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual has the right to acquire within 60 days of the Table Date through the exercise of any stock options, the conversion of depositary shares at a conversion ratio of 1.708 shares of common stock for each depositary share, the vesting of restricted stock or upon the exercise or conversion of other rights. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares set forth in the table. The percentage calculations set forth in the table are based on 14,847,053 shares of common stock outstanding on the Table Date.

Name of Beneficial Owner	Common Stock	% of Common
5% or Greater Equity Holders
Jeffrey L. Gendell(1)	1,722,713	11.60%
BlackRock Inc.(2)	828,111	5.58%
Wynnefield Persons(3)	743,257	5.01%
Officers and Directors
Gail E. Hamilton	11,892	*
Michael G. Hutchinson	8,025	*
Richard M. Klingaman	22,235	*
Craig R. Mackus	—	*
Jan B. Packwood	11,892	*
Robert C. Scharp	11,892	*
Keith E. Alessi(4)	247,439	1.65%
Robert P. King(5)	52,739	*
Kevin A. Paprzycki(6)	34,537	*
Douglas P. Kathol(7)	51,776	*
Joseph E. Micheletti(8)	19,700	*
Jennifer S. Grafton(9)	13,290	*
Directors and Executive Officers as a Group (12 persons)	485,417	3.23%
____________________

* Percentages of less than 1% are indicated by an asterisk
(1)
The total for Mr. Gendell includes shares of common stock, as well as shares of common stock issuable upon conversion of depositary shares. According to a Schedule 13D/A filed November 27, 2013 and a For 4 filed on January 3, 2014, Mr. Gendell owns 549,000 shares of common stock of which he has sole voting and dispositive power. In addition, Tontine Capital Partners, L.P. and other limited partnerships and limited liability companies that are affiliates of Tontine Capital Partners, L.P. own 1,067,395 shares of common stock. Mr. Gendell is either a managing member of, or a managing member of the general partner of, these limited partnerships and limited liability companies and has shared voting and dispositive power over these shares. All of the foregoing shares may be deemed to be beneficially owned by Mr. Gendell. Mr. Gendell disclaims beneficial ownership of these shares for purposes of Section 16(a) under the Exchange Act, or otherwise, except as to shares directly owned by Mr. Gendell or representing Mr. Gendell’s pro rata interest in, and interest in the profits of, these limited partnerships and limited liability companies. The address for Mr. Gendell is 1 Sound Shore Drive, Greenwich, CT 06830.

(2)
According to a Schedule 13G filed on January 31, 2014, BlackRock Inc., a parent holding company of certain institutional investment managers registered under the Exchange Act and certain other entities, beneficially owns 828,111 shares with sole dispositive power, and has sole voting power to 808,338 of those shares. The principal business address of BlackRock Inc. is 40 East 52nd street, New York, New York 10022.

(3)
Reflects beneficial ownership derived solely from information reported in a Schedule 13G filed February 14, 2014. The Schedule 13G indicates that beneficial ownership is comprised of Wynnefield Partners Small Cap Value, LP (“Wynnefield Partners”); Wynnefield Partners Small Cap Value, LP I (“Wynnefield Partners I”); Wynnefield Capital Management, LLC (“Wynnefield LLC”); Wynnefield Small Cap Value Offshore Fund, Ltd. (“Wynnefield Offshore”); Wynnefield Capital, Inc. (“Wynnefield Capital”); Wynnefield Capital, Inc. Profit Sharing Plan (the “Plan”); Nelson Obus, who serves as co-managing member of Wynnefield LLC, principal executive officer of Wynnefield Capital (the investment manager of Wynnefield Offshore), and portfolio manager of the Plan; and Joshua Landes, who serves as co-managing member of Wynnefield LLC and a principal executive officer of Wynnefield Capital (collectively, the “Wynnefield Persons”). Mr. Obus may be deemed to hold an indirect beneficial ownership interest in the shares directly owned by Wynnefield Partners, Wynnefield Partners I, Wynnefield Offshore, and the Plan, totalling 743,257 shares. Mr. Landes may be deemed to hold an indirect beneficial ownership interest in the shares directly owned by Wynnefield Partners, Wynnefield Partners I, and Wynnefield Offshore, totalling 733,257 shares. Mr. Obus and Mr. Landes each disclaim any beneficial ownership of the shares of the Company’s common stock, for purposes of Section 16(a) under the Exchange Act, or otherwise in which they do not have a pecuniary interest, covered by the Schedule 13G.

(4)
Includes 30,556 shares of common stock that may be purchased upon the exercise of options under our 2002 Plan, 60,000 shares of common stock that may be purchase upon the exercise of options under our 2007 Plan and 34,000 shares of restricted stock issued under our 2007 Plan that will vest on April 1, 2014.

(5)
Includes 2,307 shares of common stock held by Prudential Retirement, as trustee of Westmoreland’s 401(k) plan and 18,826 shares of restricted stock issued under our 2007 Plan that will vest on April 1, 2014.

(6)
Includes 6,934 shares of common stock held by Prudential Retirement, as trustee of Westmoreland’s 401(k) plan, 7,000 shares of common stock that may be purchased upon exercise of options under our 2007 Plan and 6,067 shares of restricted stock issued under our 2007 Plan that will vest on April 1, 2014.

(7)
Includes 7,640 shares of common stock held by Prudential Retirement, as trustee of Westmoreland’s 401(k) plan, 7,000 shares of common stock which may be purchased upon exercise of options under our 2007 Plan and 7,752 shares of restricted stock issued under our 2007 Plan that will vest on April 1, 2014. In addition, beneficial ownership includes 9,657 shares of common stock owned by Mr. Kathol’s wife. Mr. Kathol expressly disclaims beneficial ownership of these securities, and this disclosure shall not be an admission that the reporting person is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.

(8)
Includes 3,369 shares of common stock held by Prudential Retirement, as trustee of Westmoreland’s 401(k) plan, 5,000 shares of common stock that may be purchased upon exercise of options under our 2007 Plan and 4,356 shares of restricted stock issued under our 2007 Plan that will vest on April 1, 2014.

(9)
Includes 5,072 shares of common stock held by Prudential Retirement, as trustee of Westmoreland’s 401(k) plan and 3,743 shares of restricted stock issued under our 2007 Plan that will vest on April 1, 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and The NASDAQ Stock Market. To the knowledge of management, based solely on its review of such reports, no person who at any time during the fiscal year ended December 31, 2013, was a director, executive officer, or beneficial owner of more than ten percent of any class of equity securities of the Company failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year.

EQUITY COMPENSATION PLAN INFORMATION

At December 31, 2013, we had stock options and stock appreciation rights (“SARs”) outstanding from two stockholder-approved stock plans and one plan that was not approved by stockholders. The 2000 Nonemployee Directors' Stock Incentive Plan is the only plan not approved by stockholders and provided for the grant of stock options to non-employee directors at the time they were first elected to the Board and at the time of each subsequent re-election to the Board. In October 2009, the Board terminated the 2000 Nonemployee Directors' Stock Incentive Plan and several other stock-holder approved plans. The termination of these plans does not impair the rights of any participant under any award granted pursuant to the plans. All new equity issuances, whether to directors or officers, are made out of our stockholder-approved 2007 plan. We intend to make future equity issuances out of the 2014 Equity Incentive Plan, subject to shareholder approval.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)	Weighted Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity plans approved by security holders	160,806(1)	$21.92	49,050(3)
Equity plans not approved by security holders	0(2)	$—	—
Total	160,806	$21.92	49,050
____________________

(1)
Excludes SARs to acquire 88,967 shares of common stock with exercise prices above $19.29, the closing price of a share of our common stock as reported on The NASDAQ Stock Market on December 31, 2013. On December 31, 2013, 88,967 SARs were outstanding with base prices between $19.37 and $29.48.

(2)
Excludes SARs to acquire 16,067 shares of common stock with exercise prices above $19.29, the closing price of a share of our common stock as reported on The NASDAQ Stock market on December 31, 2013. On December 31, 2013, 16,067 SARs were outstanding with base prices between $23.985 and $25.14.

(3)
Number of securities remaining available for future issuance reflects the reservation of 480,795 shares for issuance to certain employees and directors upon the completion of certain time-based and performance-based vesting restrictions related to restricted stock units issued on April 1, 2011, June 1, 2012, May 22, 2012, April 1, 2013, and May 21, 2013.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides stockholders with a detailed description of the material elements of our compensation program for our named executive officers for fiscal year 2013. It discusses the policies and objectives that make up our compensation program, the compensation decisions made in 2013 and the rationale behind those decisions. This discussion is supplemented by compensation tables and accompanying narratives that follow.

For 2013, the named executive officers were:

Named Executive Officer	Title
Mr. Robert King	Chief Executive Officer
Mr. Kevin Paprzycki	Chief Financial Officer
Mr. Doug Kathol	Executive Vice President
Mr. Joseph Micheletti	SVP, Coal Operations
Ms. Jennifer Grafton	General Counsel

The Compensation Discussion and Analysis is divided into the following sections:

•	Executive Summary;

•	Components of the Executive Compensation Program for 2013;

•	Compensation Program and Governance;

•	Role of the Compensation Consultant and the CEO in the Compensation Program;

•	Components of Executive Compensation in Fiscal Year 2013;

•	Named Executive Officer Compensation in Fiscal Year 2013;

•	Realized Pay vs. Reported Total Compensation; and

•	Review of Performance-Based Compensation Components.

Executive Summary

Westmoreland’s hard work over the last five years to streamline the business, cut overhead and fix the capital structure put it in a position to capitalize on evolving market opportunities. On December 24, 2013, we announced our agreement to acquire the coal business of Sherritt International, Canada’s largest thermal coal producer, representing the transformational opportunity that we had been preparing for. This acquisition will also provide the business much needed diversification by expansion into one of the world’s most favorable mining jurisdictions with a different regulatory environment than the United States, and the creation of our first true export market into Asia. In order to finance the transaction, we closed on a $425 million add-on note offering, which will be used to fund the purchase price, eliminate subsidiary debt to simplify our capital structure and provide working capital.

In addition to the announcement of the Sherritt acquisition, which we believe will be a transformational transaction for Westmoreland, our overall performance in 2013 exceeded its record-setting performance from 2012. Westmoreland increased revenue 12.4% despite the general stagnation in the coal industry. Westmoreland finished 2013 with record adjusted EBITDA of $116.3 million, a 10.3% increase over 2012. Operating cash flows increased $20.0 million, which caused the net leverage ratio to decline to 2.3, almost a full turn from the 3.0 net leverage in 2012. We also amortized off $28.1 million of debt. Westmoreland continued to maintain a "stable" outlook with both Standard & Poor’s and Moody’s rating agencies.

Westmoreland’s strong financial performance is highlighted by the following operational accomplishments from 2013:

•	We successfully reached an agreement with Dominion Virginia to restructure our ROVA power purchase agreement effective January 1, 2014;

•	We had a commendable safety year achieving a reportable incident rate 21.9% below the national average and a lost time incident rate 43.6% below the national average;

•
The Jewett mine received the Texas Environmental Excellence Award and the Texas Parks and Wildlife Land Stewardship Award. This is the first time either of these awards has been given to a mining company;

•
The Absaloka mine completed the Western Wye railroad connection that allows us to connect with new customers who serve high-density areas in the northwest United States. Our first customer served by the Western Wye is TransAlta’s Centralia Plant in Centralia, Washington, which signed a long-term contract through 2025; and

•
We executed coal leases at our Colstrip mine for land containing 170 million tons of coal resources and completed the tract 1 coal lease at our Absaloka mine for land containing 145 million coal reserves and resources.

Based on Westmoreland's strong 2013 performance and significant business accomplishments, our Compensation and Benefits Committee (the “Committee”) and Board approved the annual incentive compensation earned by our named executive officers for 2013 to pay out at as much as 152% of targeted levels. The above-target payout was a result of our free cash flow performance significantly exceeding the performance target the Board established for 2013. The value of long-term incentive compensation awards remained static as a percentage of base salary, with any increase in payout merely reflecting an increase in base salary. In 2013, base salaries were increased by amounts we believe are in line with our peer group and reflect the individual officers’ heightened responsibilities. In April 2013, Mr. Alessi assumed a non-employee Executive Chairman of the Board position, which resulted in the elimination of his base salary as an employee. Mr. Alessi qualifies as a named executive officer for his service as Chief Executive Officer during the first three months of 2013. Mr. Alessi's compensation, however, is not included in the Compensation Discussion and Analysis because he did not receive any long-term or annual incentive plan bonuses for 2013. His employee compensation is fully captured by the Summary Compensation Table located on page 29.

Factors Creating Alignment between Pay and Performance

Our pay programs support our key business objectives and are aligned with the success of our stockholders.  If our market capitalization declines, the value of our executives’ vested equity and the equity to be vested declines accordingly. As an executive’s level of responsibility within our organization increases, so does the percentage of total compensation that we link to performance through our annual incentive program (“AIP”) and our long-term incentive program (“LTIP”). The chart below shows base salary, AIP and LTIP compensation, as a percentage of total compensation opportunity (using target awards for fiscal 2013) for our Chief Executive Officer and other named executive officers.

Westmoreland’s executive compensation program is designed to maintain an appropriate alignment between corporate performance and compensation. The following compensation features protect us from inappropriate risk-taking:

•	A substantial portion of each executive's total compensation is tied to performance, varying from 69 percent for the CEO to approximately 51 percent for the other named executive officers;

•
The performance-based incentive compensation program rewards executives for achieving, or exceeding, predetermined goals for nationally reported safety metrics, growth of free cash flow and individual objectives;

•	Stock ownership guidelines are designed to align the financial interests of executives with those of our stockholders;

•	Our compensation programs are overseen by a Compensation and Benefits Committee of experienced and independent directors, who are assisted by an independent compensation consultant;

•	We conduct an annual risk review to identify and limit any material adverse effects of our compensation policies and practices;

•	We have no supplemental executive retirement plans;

•	No tax gross-up provisions in any compensation plans;

•	No employment agreements or individual change-in-control agreements with any employees; and

•	No excessive perquisites such as company aircraft or car leases, other than for vehicles used at mine operation sites.

We believe our executive compensation programs, as more fully described in this Compensation Discussion and Analysis and accompanying tables contained in this Proxy Statement, are structured in the best manner possible to grow our business profitably, while also supporting our culture and traditions that have guided us for 160 years.

Significant Compensation Actions

In 2013 the Committee made the following decisions and took the following actions with respect to our executive compensation program:

•	Adjusted the performance metrics used in the annual incentive program for 2013 to include safety performance and free cash flow; and

•
Thoroughly reviewed and set the compensation package for Mr. King who became the CEO in early April 2013. Mr. King's compensation package was 69% performance-based to ensure alignment with overall Westmoreland performance.

Components of the Executive Compensation Program for 2013

Throughout this Compensation Discussion and Analysis, all individuals who served as Chief Executive Officer and Chief Financial Officer during fiscal year 2013, as well as the other individuals included in the “Summary Compensation Table” on page 29 of this Proxy Statement, are referred to as the named executive officers. They were (i) Robert P. King, our Chief Executive Officer, (ii) Kevin A. Paprzycki, our Chief Financial Officer and Treasurer, (iii) Doug P. Kathol, our Executive Vice President, (iv) Joseph E. Micheletti, our Senior Vice President - Coal Operations and (v) Jennifer S. Grafton, our General Counsel and Secretary. In addition, Keith E. Alessi is included in certain compensation tables as he served as the principal executive officer from January through early April 2013 in the capacity of Chief Executive Officer. However, Mr. Alessi did not receive an equity award or an AIP award in his executive capacity; therefore, he is not included when discussing the overall executive compensation philosophy for 2013.

Our executive compensation program consists of three main elements: base salary, long-term incentive awards and annual incentive awards. Executives are also eligible for post-employment benefits.

Element of Executive Officer Compensation	Description	Purpose
Base Salary
Ongoing cash compensation based on the executive officer’s role. Salary levels are evaluated annually and are based on each executive’s role and responsibility, market data, applicable experience, unique skills, past performance, and future potential with us.
Individual increases to base salary are not guaranteed for our named executive officers and are provided only at the Committee’s discretion after a review of an individual’s performance and relevant market data.

●    Provide a degree of financial certainty and stability.

●     Retention and attraction of executive talent.

●     Recognize competitive market conditions and reward individual performance through periodic increases.

Annual Incentive Award
The annual incentive plan is intended to provide compensation for performance based on the achievement of strategic goals and objectives. The incentive pay is based on financial, safety and personal performance. If the thresholds for the financial and safety components are not met, then no payout is made for that particular component.

●     Motivate executive officers to achieve key annual goals and position Westmoreland for long-term success.

●     Reward executive officers for individual performance and overall Company performance during the year.

Element of Executive Officer Compensation	Description	Purpose
Long-Term Awards
Long-term incentive awards are designed to align the interests of our executives with those of our stockholders. Awards are granted annually under our equity incentive plan. The performance-based awards vest upon the achievement of a preset three-year cumulative free cash flow measure. The number of shares issued is based on a percentage of the executive’s base salary divided by the stock price on the date of grant.
● Provide an incentive for executive officers to achieve long-term, sustainable success for Westmoreland and to create stockholder value. ● Attract, motivate, reward and retain executive talent.
Post-Employment Benefits
We have a severance policy that provides, under certain circumstances, executives with 12 months of base pay, in addition to 9 months of outplacement assistance and 12 months of health benefits at the same cost share as active employees. Payment is triggered upon: involuntary termination that is not for cause; the sale of a facility or division; or a position being relocated by at least fifty miles. Otherwise, we do not guarantee or provide any other compensation or benefits to our executives upon their departure.
● Provide a degree of financial certainty and stability. ● Retention and attraction of executive talent. ● Recognize competitive market conditions

Compensation Program and Governance

General Compensation Practices and Philosophy

Our compensation philosophy aligns executive compensation with performance metrics that enhance stockholder value. Our compensation programs are guided by several key principles:

•	Align executives’ interests with long-term stockholder interests through equity awards;

•	Link pay to performance by making a substantial portion of total executive compensation variable or “at risk” over the short- and long-term; and

•	Provide a compensation program that emphasizes direct compensation as opposed to perquisites and other benefits.

Westmoreland bases its total compensation strategy on a moderate growth model, which emphasizes a balance of fixed and variable compensation. Westmoreland seeks to provide a portion of short-term incentive based on financial, safety and personal goals and provides a significant percentage of pay in the form of long-term equity. Our officers are at-will employees and do not have employment agreements.

The Westmoreland benefits philosophy is to provide officers with protection and security through health and welfare, retirement, disability insurance and life insurance programs. During fiscal year 2013, the management team received the same benefits that are generally available to other Westmoreland employees. Westmoreland additionally provides physical examinations to executives, which we believe is a prudent measure to help ensure the health of our executives. The executive physical is a benefit generally provided by our peer group companies and is available at a reasonable cost to Westmoreland.

Our disability benefit is capped at a certain dollar threshold. This precludes the management team from receiving the same 60% disability pay replacement as the general employee population. As such, Westmoreland provides additional long-term disability insurance to the management team to match the same benefit as non-executives.

Stock Ownership Guidelines, Hedging Policy and Clawback Policy

To align the interests of our executive management team with that of our stockholders and promote our commitment to sound corporate governance, the management team is subject to stock ownership guidelines. The management team is expected to be in compliance with these guidelines within five years of becoming subject to the policy. The ownership requirement for our officers is calculated as a multiple of base salary as follows:

Executive Level	Multiple of Base Salary
Chief Executive Officer	3.0x
Named Executive Officers	1.5x

We believe that stock hedging by the executive management team works counter to the objectives of our executive compensation strategy and disturbs the relationship between our executive compensation packages and shareholder interests. In February 2013, the Board of Directors adopted a provision within our Insider Trading Policy that prohibits hedging of Westmoreland stock by any employee or non-employee director.

At this time, the Committee has not adopted a clawback policy for the executive management team. While in full support of such a policy in concept, the Committee is waiting for more formal guidance from the Securities and Exchange Commission before adoption and implementation of a formal policy.

Peer Comparisons and Survey Data

The Committee considers comparative data of executives’ compensation within our peer group. This process studies trends and comparative practices in executive compensation generally, as well as the specific levels and mix of total compensation for benchmarking purposes. In creating our peer group, we noted that there are few comparably-sized publicly-traded coal companies. In addition, a third of our executive team comes from segments other than mining. The companies in our peer group have at least one of the following characteristics:

•	Are focused on comparable industry (energy-related), specifically, coal, mining and oil and gas-related companies;

•	Have a comparable size in relation to revenue and employees; and

•	Are publicly-traded Colorado headquartered companies with whom we compete for top public company talent.

Our Committee reviews the composition and appropriateness of our peer group annually. Following a review in early 2013, the Committee determined our peer group companies. The Committee is assisted in this decision by our compensation consultant, Pay Governance, whose role is more thoroughly discussed below. The fiscal year 2013 peer group is made up of the following companies:

Access Midstream Partners	Atwood Oceanics	Cal Dive International	Dril-Quip
HEICO	Oxford Resources Partners	Parker Drilling Co.	Pioneer Energy Services
Bill Barrett Corp.	BioFuel Energy	Forest Oil	Hecla Mining
Intrepid Potash	Molycorp	Penford Corporation	Stillwater Mining
Genesee & Wyoming	Rhino Resource Partners	Innospec	Thompson Creek Metals

Internal Pay Equity

The Committee considers internal pay equity when making compensation decisions for the executive management team. However, the Committee does not use a fixed ratio or formula when comparing compensation among executive officers. Mr. King’s total cash compensation was 2.78 times greater than the average of our four other named executive officers in 2013. We believed that Mr. King’s cash compensation, as compared to the other named executive officers, was appropriate based on his role in leading the team to meet the Board’s strategic objectives. The total cash compensation of our next highest paid named executive officer is 1.31 times that of our lowest paid named executive officer.

Federal Income Tax and Other Consequences

Under Section 162(m) of the Internal Revenue Code, we may not be able to deduct certain forms of compensation in excess of $1,000,000 paid per year to our named executive officers who are employed by us at year-end. The Committee believes that it is generally in our best interest to satisfy the requirements for deductibility under Internal Revenue Code Section 162(m). Accordingly, the Committee has taken appropriate actions, to the extent it believes feasible, to preserve the deductibility of long-term performance awards. However, notwithstanding this general policy, the Committee also believes that there may be circumstances when our interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Internal Revenue Code Section 162(m). Accordingly, we reserve the authority to award non-deductible compensation in appropriate circumstances. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by us to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Role of the Compensation Consultant and the CEO in the Compensation Program

Compensation Consultant

The Committee has the authority to retain outside counsel, consultants and other advisors, to assist it in evaluating compensation or in otherwise discharging its duties and responsibilities. The Committee engaged Pay Governance (the “Consultant”) for advice regarding the structuring of executive compensation for fiscal year 2013 and recently reengaged the Consultant for fiscal year 2014. The Consultant assists the Committee in determining appropriate peers for purposes of comparing market compensation and provides other related services. The Committee has authorized the Consultant to interact with management on its behalf.
The Consultant has not provided any services for Westmoreland other than the services it provided to the Committee. The Committee has concluded, under the guidance of Securities and Exchange Commission rules and relevant NASDAQ listing standards, that the Consultant’s work does not raise any conflict of interest.

Determining Executive Compensation

At its January and February 2014 meetings, the Committee made determinations regarding 2013 and 2014 executive officer compensation. The following table summarizes the roles of the Committee, Consultant and CEO in executive compensation decision making.

Responsible Party	Roles and Responsibilities
Compensation and Benefits Committee of the Board of Directors The Committee is currently comprised of four Independent Directors and reports to the Board.
●     Retains independent counsel, consultants and other advisers to assist it in evaluating compensation or in otherwise discharging its responsibilities.
●     Works with the CEO to set performance goals at the beginning of each year targeted to positively influence stockholder value and evaluates CEO performance in relation to those goals and overall performance of the Company.
●     Determines and approves compensation for our executive officers.
●     Reviews and approves overall compensation strategy and all programs in which our executive officers participate, including equity, bonus (including all performance-based goals), retirement and other benefit plans.
●     Reviews compensation philosophy, metrics and amounts, and the results of stockholder say-on-pay votes, before establishing executive compensation.
●     Considers comparable metrics in our peer group.

Consultant to the Compensation Committee Pay Governance, as an independent consultant retained directly by the Committee, provides consulting advice on matters of governance and executive compensation
●     Provides advice and opinion on the appropriateness and competitiveness of our compensation programs relative to market practice.
●     Performs all functions at the direction of the Committee.
●     Attends Committee meetings.
●     Provides advice regarding compensation decision-making governance.
●     Provides market data, as requested.
●     Consults on various compensation matters and recommends compensation program designs and practices.
●     With the cooperation of management, works to conduct an assessment of the risks arising from our compensation programs.
●     Confers with the CEO and VP of HR on compensation levels, incentives and goals.

Chief Executive Officer With the support of other members of the management team
●     Works with the other executive officers to set personal performance goals at the beginning of each year targeted to positively influence stockholder value.
●     Reviews performance of the other executive officers against the set goals and makes recommendations to the Committee with respect to their compensation.
●     Confers with the Committee concerning design and development of compensation and benefit plans for Westmoreland employees.
●     Recommends appropriate company-wide and mine and power financial and non-financial performance goals for the annual incentive program.

Components of Executive Compensation in Fiscal Year 2013

In February 2013, the Committee set executive base salaries, annual incentive plan and long-term incentive plan goals for fiscal year 2013 that are discussed below.

Base Salaries

2013 Base Salaries for Named Executive Officers

Name	Position	Base Salary
Robert P. King	President and Chief Executive Officer(1)	$500,000
Kevin A. Paprzycki	Chief Financial Officer and Treasurer	$300,000
Douglas P. Kathol	Executive Vice President	$296,138
Joseph E. Micheletti	Senior Vice President - Coal Operations	$263,000
Jennifer S. Grafton	General Counsel and Secretary	$230,000
____________________

(1)	Mr. King acted as President and Chief Operating Officer of the Company until he assumed the Chief Executive Officer role on April 8, 2013.

Annual Incentive Compensation

GOAL		PERCENT OF TOTAL
Financial	Goal: Annual budgeted free cash flow of Westmoreland ● 50% payout upon meeting 80% of goal (threshold) ● 100% payout upon meeting 100% of goal (target) ● 200% payout upon meeting 120% of goal (maximum)	● 40% for all executives
Safety
Goal: 10% lower than Annual National Mine Safety and Health Administration (MSHA) average for reportable incident rate for surface mines in the coal industry
●     50% payout upon meeting 100% of goal (threshold)
●     100% payout upon meeting 125% of goal (target)
●     200% payout upon meeting 150% of goal (maximum)
● 30% for Mr. Micheletti ● 20% for all other executives
Individual
The percentage payout is evaluated on achievement of certain individual goals established between the executive and the CEO (or, in the case of the CEO, between him and the Board) and is based on the executive’s overall performance. An executive may receive greater than 100% payout for the individual goal based on exemplary performance, as approved by the Committee, or in the case of the CEO, by the Board. The Board has great flexibility in exercising discretion relating to the individual AIP component and has the ability to reward executives based on the results of the year, notwithstanding that a particular executive did not meet the specific goal laid out at the beginning of the year.
● 30% for Mr. Micheletti ● 40% for all other executives

2013 Target vs. Actual AIP Bonus Paid

Name	% of Annual Base Salary	Target Total Cash Incentive Bonus(1)	% of Target Individual Bonus Approved	% of Target Financial Bonus Approved(2)	% of Target Safety Bonus Approved(3)	Total Cash Bonus
Robert P. King	100%	$479,808	100%	152%	70%	$550,368
Kevin A. Paprzycki	35%	$105,000	105%	152%	70%	$122,541
Douglas P. Kathol	35%	$103,648	100%	152%	70%	$118,891
Joseph E. Micheletti	35%	$92,050	100%	109%	70%	$ 86,965
Jennifer S. Grafton	35%	$80,500	105%	152%	70%	$ 93,948
_____________________

(1)	Mr. King assumed the President and Chief Executive Officer position on April 8, 2013. As such, his target AIP is prorated to reflect his start date.
(2)
In 2013, the annual budgeted free cash flow goal for Westmoreland was $66.1 million. The 2013 adjusted free cash flow was $73.0 million. The weighted actual performance for corporate financial was 110% of goal, resulting in 152% financial payout. See page 42 for a reconciliation of non-GAAP financial numbers.

(3)
In 2013, the average national reportable incident rate was 1.69, which is a calculation based on total hours worked and reportable incidents. In 2013, the average reportable incident rate for Westmoreland as a whole was 1.32, 21.9% below the national average. This safety performance resulted in 70% payout.

Long-Term Incentive Compensation

GOAL	COMPONENTS	PERCENT OF TOTAL
Performance-Based Shares*
Goal: Three year cumulative free cash flow of Westmoreland
●     50% payout upon meeting 80% of goal (threshold)
●     100% payout upon meeting 100% of goal (target)
●     150% payout upon meeting 120% of goal (maximum)
● 50% for all executives
Time Based Shares*	Shares will vest in equal annual installments over a three-year period based on completion of the service requirement.	● 50% for all executives
*Due to a shortage of available stock in our equity plan, the Committee largely issued cash awards in lieu of stock in 2013 for long-term incentive purposes. Mr. King was granted restricted stock units, allowing him to build towards the stock ownership guideline requirements, while the other executives with longer tenure were granted cash awards. Like the equity awards, the cash awards were half time-based with a three-year vest and half performance-based with a three-year cliff vest.

Long-Term Incentive Awards for Named Executive Officers for 2013

Name	Percentage of Base Salary	Cash or Cash Value of Time-Based RSUs(1)	Cash or Cash Value of Performance-Based RSUs(1)	Total Cash Value of RSUs
Robert P. King	125%	$312,520	$312,497	$625,017
Kevin A. Paprzycki	70%	$105,000	$105,000	$210,000
Douglas P. Kathol	70%	$103,648	$103,648	$207,297
Joseph E. Micheletti	70%	$92,050	$92,050	$184,100
Jennifer S. Grafton	70%	$80,500	$80,500	$161,000
_____________________

(1)
Due to a shortage of available stock in our equity plan, Messrs. Paprzycki, Kathol, Micheletti and Ms. Grafton were awarded cash awards in lieu of stock for long-term incentive purposes. Mr. King was awarded long-term incentive awards in stock totaling 27,366 time-based RSUs and 27,364 performance-based RSUs. Mr. King's awards had grant date fair values of $312,520 and $312,497 respectively, based on an April 1, 2013, stock price of $11.42.

Named Executive Officer Compensation in Fiscal Year 2013

Westmoreland’s named executive officer compensation is broken down into several components. The named executive officers are generally compensated at the same percentage of targeted bonus for meeting team goals set by the Committee. However, where individuals are compensated differently or the reasoning is different, we provide more information.

Financial Component: The financial component was based on free cash flow at the consolidated corporate level. The weighted actual performance for these corporate financial goals was 110%, resulting in 152% financial payout. Mr. Micheletti’s financial goal also takes into account Operations free cash flow, which made his weighted adjusted performance 102%, resulting in 109% financial payout.

Safety Component: The safety component was based on achieving 10% lower than Annual National MSHA average for reportable incident rate for surface mines in the coal industry. The average reportable incident rate for the Westmoreland’s mines was 1.32, which is 21.9% below the national average of 1.69, resulting in a 70% safety payout.

Robert P. King, President and Chief Executive Officer

Total Salary and Bonus Cash Received for 2013	2013 Base Salary	Bonus for 2013	# of RSUs / Grant Date Fair Value of 2013 RSUs
$1,028,733	$500,000	$550,368	54,730 RSUs/ $625,017

Base Salary

Mr. King assumed the role of President and Chief Executive Officer on April 8, 2013. The Committee determined Mr. King’s base salary with the assistance of the Consultant, utilizing peer group and market survey data.

Annual Incentive Compensation: Individual Component

The Committee proposed, and the Board of Directors approved, a 100% individual performance payout for Mr. King. On April 8, 2013, Mr. King assumed the role of President and Chief Executive Officer. Mr. King focused his efforts on improving the Company’s safety record by establishing a safety leadership training program and a root cause analysis program. Under Mr. King’s leadership, the Company exceeded our financial performance by increasing revenue 12.5%, record adjusted EBITDA of $116.3 million, and operating cash flows increasing $20.0 million. Operationally, Mr. King drove improvements in tons/man-hour at Beulah Mine, completed construction of the Western Wye rail spur at Absaloka Mine, increased shovel productivity at Kemmerer Mine and increased dragline productivity at Rosebud Mine. Mr. King was instrumental in reaching an agreement with Dominion to restructure the ROVA contract. Mr. King also played an important role in Westmoreland's agreement with Sherritt International to acquire their coal business.

Kevin A. Paprzycki, Chief Financial Officer and Treasurer

Total Salary and Bonus Cash Received for 2013	2013 Base Salary	Bonus for 2013	Cash Value of 2013 LTIP
$411,772	$300,000	$122,541	$210,000

Base Salary

The Committee increased Mr. Paprzycki’s base salary to $300,000 effective April 1, 2013, which puts this component of compensation below the 25th percentile of peer group data.

Annual Incentive Compensation: Individual Component

The Chief Executive Officer and Executive Chairman proposed, and the Committee approved, a 105% individual performance payout for Mr. Paprzycki. In 2013, Mr. Paprzycki focused on strengthening Westmoreland’s investor relations function, oversaw our financial reporting and increased analyst coverage. He also implemented a new financial performance report to better manage our investment in working capital and enriched our financial analysis process. Mr. Paprzycki reorganized the finance department by centralizing the transactional and operations functions, which resulted in cost savings and greater consistency in the accounting process. Mr. Paprzycki also played a pivotal role in the Sherritt acquisition, which included extensive due diligence and financial modeling.

Douglas Kathol, Executive Vice President

Total Salary and Bonus Cash Received for 2013	2013 Base Salary	Bonus for 2013	Cash Value of 2013 LTIP
$412,707	$296,138	$118,891	$207,297

Base Salary

The Committee increased Mr. Kathol’s base salary to $296,138 effective April 1, 2013, which puts this component of compensation slightly below the 50th percentile of peer group data.

Annual Incentive Compensation: Individual Component

The Chief Executive Officer and Executive Chairman proposed, and the Committee approved, a 100% individual performance payout for Mr. Kathol. In 2013, Mr. Kathol focused on pursuing potential acquisition opportunities and enhancing our sales function. We renewed several critical coal supply contracts under his leadership. Mr. Kathol was a key member of the Sherritt acquisition team. He was also instrumental in reaching an agreement with Dominion Virginia that restructured the ROVA contract.

Joseph E. Micheletti, Senior Vice President - Coal Operations

Total Salary and Bonus Cash Received for 2013	2013 Base Salary	Bonus for 2013	Cash Value of 2013 LTIP
$341,243	$263,000	$86,965	$184,100

Base Salary

The Committee increased Mr. Micheletti’s base salary to $263,000 effective April 1, 2013, which puts this component of compensation at the 25th percentile of peer group data.

Annual Incentive Compensation: Individual Component

The Chief Executive Officer and Executive Chairman proposed, and the Committee approved, a 100% individual performance payout for Mr. Micheletti. In 2013, Mr. Micheletti implemented numerous Company-wide safety programs that included safety leadership training for all mining employees, implementing a root cause analysis program and rolling out a stop work authority program. Additionally, Mr. Micheletti created significant cost savings through the standardization and centralization of procurement, payroll and finance functions. He oversaw development of our strategic sourcing team and implementation of process controls which leverage corporate wide purchasing power.  He directed enhanced pricing protection processes for commodities and applied new stocking strategies to reduce the cost of capital. Mr. Micheletti was also instrumental in conducting operational due diligence and evaluating the mine properties in connection with the Sherritt acquisition.

Jennifer S. Grafton, General Counsel and Secretary

Total Salary and Bonus Cash Received for 2013	2013 Base Salary	Bonus for 2013	Cash Value of 2013 LTIP
$315,871	$230,000	$93,948	$161,000

Base Salary

The Committee increased Ms. Grafton’s base salary to $230,000 effective April 1, 2013, which puts this component of compensation below the 25th percentile of peer group data.

Annual Incentive Compensation: Individual Component

The Chief Executive Officer and Executive Chairman proposed and the Committee approved a 105% individual performance payout for Ms. Grafton. In 2013, Ms. Grafton developed a Company-wide public relations plan, which included forming a cross-functional team to develop branding strategy and materials. Ms. Grafton steered us through the legal matters arising out of acquisition activity. Ms. Grafton managed the Sherritt acquisition process, over a very short and intense timeline, which culminated in the execution of the arrangement agreement with Sherritt. Ms. Grafton continued her role as Secretary and oversaw corporate compliance with charters, policies, and regulations.

Realized Pay vs. Reported Total Compensation

The SEC’s calculation of total compensation includes several items that are driven by accounting and actuarial assumptions, which are not necessarily reflective of compensation actually realized by the named executives in 2013. To supplement the SEC-required disclosure, we have included an additional table that shows compensation actually realized by each of the named executives in 2013. Set forth below we have provided a table showing for each named executive: (1) 2013 compensation actually realized by the named executive, as reported on each named executive’s W-2 form (Realized Compensation Total), and (2) 2013 compensation as determined under SEC rules (Summary Compensation Total). We believe this information provides a helpful view of compensation actually received by our named executive officers in 2013, and is useful to our stockholders in assessing the alignment between executive pay and our performance. The amounts reported in this table differ from the amounts reported as total compensation in the 2013 Summary Compensation Table and are not a substitute for those amounts.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value Earnings ($)	All Other Compen- sation ($)	Summary Compen- sation Total ($)	Realized Compen- sation Total ($)
Robert P. King President and CEO	2013	478,365	—	625,017	550,368	—	17,148	1,670,898	1,011,970
Kevin A. Paprzycki CFO and Treasurer	2013	289,231	0	210,000(1)	122,541	(10,349)	17,129	628,552	495,669
Douglas P. Kathol Executive Vice President	2013	293,816	0	207,296(1)	118,891	(12,424)	17,148	624,727	553,455
Joseph E. Micheletti SVP - Coal Operations	2013	254,278	0	184,100(1)	86,965	(36,803)	17,039	505,579	412,089
Jennifer S. Grafton General Counsel and Secretary	2013	221,923	0	161,000(1)	93,948	(546)	16,818	493,143	321,787
_____________________

(1)	Due to a shortage of available stock in our equity plan, Messrs. Paprzycki, Kathol, Micheletti and Ms. Grafton were awarded cash awards in lieu of stock for long-term incentive purposes.

Reconciliation of Realized Compensation Column to Summary Compensation Table

The amounts reported in the Realized Compensation Column reflect income for 2013 shown as reported on the named executives’ W-2 forms. These amounts differ from the amounts reported as total compensation in the 2013 Summary Compensation Table required under SEC rules and are not a substitute for the amounts reported in the 2013 Summary Compensation Table. For 2013, realized compensation represents: (1) total compensation, as determined under applicable SEC rules, minus (2) the aggregate grant date fair value of equity awards (as reflected in the Stock Awards and Option Awards columns), minus (3) the year-over-year change in pension value (as reflected in the Change in Pension Value column), plus (4) the value realized in 2013 from the vesting of RSUs before payment of any applicable withholding taxes. In addition, realized compensation reflects any bonus actually paid in the year shown, whereas total compensation under SEC rules reflects any bonus earned for the year shown. For more information on total compensation as calculated under the SEC rules, see the narrative and notes accompanying the 2013 Summary Compensation Table set forth on page 29.

Review of Performance-Based Compensation Components

The Board is keenly focused on tying executive compensation to our performance. On an annual basis, the management team has a significant portion of its compensation aligned with key financial metrics and performance indicators. These metrics are approved by the Committee in February of each year. In 2013, the Committee elected to tie the financial component of the management team’s short-term AIP bonus to the free cash flow metric. Due to extraordinary performance by the management team and Westmoreland in 2013, the financial component of the team’s short-term bonus paid out at 152%.

Beginning in 2011, the Committee began issuing 50% of the long-term incentive component of compensation in the form of performance-based awards. These awards cliff vest over three years and pay out if the threshold goal has been met. If the team exceeds the target goal by 20% or more, the awards pay out at 150%. Each year since 2011, the Committee set a three-year cumulative free cash flow goal for the performance-based LTIP awards. We exceeded the 2011 three-year cumulative free cash flow goal by 147%, which resulted in a 150% payout on the performance-based shares. As of December 31, 2013, we were 63% towards achieving the 2012 three-year LTIP award goal and 35% towards achieving the 2013 three-year LTIP award goal.

3-Year Performance Based LTIP Award

EXECUTIVE COMPENSATION FOR 2013

Summary Compensation Table

The following tables set forth information regarding the fiscal 2013 compensation for our Chief Executive Officer, Chief Financial Officer, our other three most highly compensated executive officers who were serving as executive officers at the end of fiscal 2013 (collectively, our “named executive officers”). Columns required by SEC rules are omitted where there is no amount to report. The table also sets forth information regarding the fiscal 2011 and/or fiscal 2012 compensation for those individuals who were also named executive officers in fiscal 2011 and/or fiscal 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compen- sation ($)(2)	Change in Pension Value Earnings ($)	All Other Compen- ation ($)(3)	Total ($)
Robert P. King(4) President and CEO	2013	478,365	—	625,017	550,368	—	17,148	1,670,898
	2012	318,750	50,000	730,771	392,302	—	88,760	1,580,583
Kevin A. Paprzycki CFO and Treasurer	2013	289,231	—	210,000(5)	122,541	(10,349)	17,129	628,552
	2012	255,962	—	182,018	111,998	8,957	16,774	575,709
	2011	237,720	—	171,516	133,202	14,478	16,369	573,285
Douglas P. Kathol Executive Vice President	2013	293,816	—	207,296(5)	118,891	(12,424)	17,148	624,727
	2012	285,625	—	230,023	141,543	17,782	16,848	691,821
	2011	273,942	—	224,400	159,577	31,893	76,515	766,327
Joseph E. Micheletti SVP - Coal Operations	2013	254,278		184,100(5)	86,965	(36,803)	17,039	505,579
	2012	229,095	—	161,432	103,656	34,159	25,400	553,742
	2011	191,736	—	60,139	128,546	57,061	53,194	483,826
Jennifer S. Grafton General Counsel and Secretary	2013	221,923	—	161,000(5)	93,948	(546)	16,818	493,143

Former Executive
Keith E. Alessi(4) CEO	2013	201,923	—	—	—	(3,546)	15,798	214,175
	2012	673,077	—	1,050,010	1,141,423	4,517	16,848	2,885,875
	2011	588,460	—	900,009	668,460	8,027	16,572	2,181,528
_____________________

(1)
Amounts in these columns represent the aggregate grant date fair value of the equity awarded calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 - Share-Based Payment. These columns were prepared assuming none of the awards will be forfeited.  Additional information is set forth in the “Grants of Plan-Based Awards” table below. Details regarding the 2013, 2012 and 2011 stock awards that are outstanding as of December 31, 2013 may be found in the “2013 Outstanding Equity Awards At Fiscal Year-End” table below. A more detailed discussion of the assumptions used in the valuation of stock awards made in fiscal year 2013 may be found in the Notes to the Financial Statements in the Company's Form 10-K for the year ended December 31, 2013.

(2)	Represents the cash bonus awarded under our Annual Incentive Plan, a discretionary performance-based award made in the first quarter of each fiscal year for performance in the prior fiscal year.
(3)
“All Other Compensation” for 2013 includes reimbursements and payments for our contributions to the Westmoreland's 401(k) plan and life insurance premiums. We contributed $15,300 in matching contributions to the 401(k) plan on behalf of each named executive officer. Our 401(k) match program provided for a match of total cash compensation earned in 2013 up to a maximum allowable cash compensation of $255,000 equaling 6% of total cash compensation. We paid life insurance premiums of $1,848, $1,829, $1,848, $1,739, and $1,518 during 2013 for Messrs. King, Paprzycki, Kathol, Micheletti and Ms. Grafton, respectively.

(4)	Mr. Alessi and Mr. King did not receive any additional compensation for their services while employee directors.
(5)	Due to a shortage of available stock in our equity plan, Messrs. Paprzycki, Kathol, Micheletti and Ms. Grafton were awarded cash awards in lieu of stock for long-term incentive purposes.

Components of Total Compensation

We believe in compensating our executive officers with a mix of both base salary and at-risk compensation made up of cash and equity. For a thorough discussion of our compensation components and the percentage of at-risk compensation, see “Components of the Executive Compensation Program for 2013” in the Compensation Discussion and Analysis section above.

Non-Equity Incentive Plan Compensation

Non-equity incentive plan compensation amounts are annual cash incentives under our Annual Incentive Plan (“AIP”). The AIP is funded based on various components, which are unique to each named executive officer, and may include our annual budgeted EBITDA, annual budgeted free cash flow, MSHA average for reportable incident rate for surface mines in the coal industry, and individual performance goals, all of which are discussed above in “Compensation Discussion and Analysis.”

Equity Awards

Values for stock grants in the summary compensation table and numbers included in the grants of plan-based awards table relate to restricted stock and restricted stock units granted to the named executive officers under our stockholder-approved 2007 plan. The plan is administered by the Compensation and Benefits Committee, which has retained the exclusive authority to make awards under the plan. The Committee approves all long-term incentive grants to named executive officers other than the CEO, whose grants are approved by the Board. The Committee also approves the overall grant pool for all other participants. Due to a shortage of available stock in the 2007 stockholder-approved equity plan, the committee awarded cash awards in lieu of stock awards to the named executive officers, other than the CEO, as well as the other grant pool participants.

The primary purpose of the long-term incentive plan is to link compensation with the long-term interests of stockholders. For the 2013 stock award granted to Mr. King, the time-based restricted stock units, representing 50% of the total award, were granted on April 1, 2013, and vest over three years with 33% of the shares becoming vested and available for release each year on April 1st. Full vesting occurs on April 1, 2016. The cash awards granted to the named executive officers work on the same schedule with 33% of the award becoming vested and released each year on April 1st. For the 2013 stock award granted to Mr. King, the performance-based restricted stock units, representing 50% of the total award, were also granted on April 1, 2013 and will cliff vest on April 1, 2016, upon achievement of a three-year cumulative free cash flow goal that was set by the Compensation and Benefits Committee in early 2013. The performance-based cash awards granted to the named executive officers work on the same guidelines with a cliff vest on April 1, 2016, upon achievement of the same three-year cumulative free cash flow goal. Awards not yet released are forfeited upon separation.

2013 Grants of Plan-Based Awards

			Estimated Future Payouts Under Performance- Based Equity Incentive Plan Awards(1)
Name	Grant Date	Approval Date by Board	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards(#)(1)	Grant Date Fair Value of Stock Awards($)(1)
Robert P. King	4/1/2013	2/27/2013	13,682	27,364	41,046	27,366	625,017

			Estimated Future Cash Payouts Under Performance-Based Equity Incentive Plan Awards
Name	Grant Date	Approval Date by Board	Threshold ($)	Target ($)	Maximum ($)	All Other Long-Term Incentive Awards ($)(2)	Grant Date Total Value of Awards ($)(2)
Kevin A. Paprzycki	4/1/2013	2/27/2013	52,500	105,000	157,500	105,000	210,000
Douglas P. Kathol	4/1/2013	2/27/2013	51,824	103,648	155,472	103,648	207,296
Joseph Micheletti	4/1/2013	2/27/2013	46,025	92,050	138,075	92,050	184,100
Jennifer S. Grafton	4/1/2013	2/27/2013	40,250	80,500	120,750	80,500	161,000
_____________________

(1)
The 2013 LTIP award granted by the Board of Directors to Mr. King on February 27, 2013, consisted of time-based restricted stock units with a three-year vest and performance-based restricted stock units with a three-year cliff vest issued out of the 2007 shareholder approved equity plan with a grant date of April 1, 2013. The grant date fair value on April 1, 2013, was $11.42 per share.

(2)
The 2013 LTIP award granted by the Board of Directors to the named executive officers on February 27, 2013, other than Mr. King, consisted of time-based cash awards with a three-year vest and performance-based cash awards with a three-year cliff vest, with a grant date of April 1, 2013.

2013 Outstanding Equity Awards at Fiscal Year-End

	Option Awards			Stock Awards
Name	Securities Underlying Unexercised Options(#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Units that have not vested (#)(1)	Market value of units that have not vested as of 12/31/13($)(2)	Unearned units that have not vested (#)(3)	Market value of unearned units that have not vested as of 12/31/13($)(2)
Robert P. King				27,366	527,890
				19,408	374,380
						27,364	527,852
						29,110	561,532
Kevin A. Paprzycki	2,500	29.48	6/5/2016
	1,900	24.41	7/1/2016
	7,000	21.40	7/1/2018
				1,911	36,863
				8,312	160,338
				$105,000(4)	$105,000(4)
						5,732	110,570
						12,466	240,469
						$105,000(4)	$105,000(4)
Douglas P. Kathol	6,700	19.37	7/1/2014
	6,700	20.98	7/1/2015
	4,300	24.41	7/1/2016
	7,000	21.40	7/1/2018
				2,500	48,225
				10,504	202,622
				$103,648(4)	$103,648(4)
						7,500	144,675
						15,754	303,895
						$103,648(4)	$103,648(4)
Joseph E. Micheletti	5,000	21.40	7/1/2018
				670	12,924
				7,372	142,206
				$92,050(4)	$92,050(4)
						2,010	38,773
						11,056	213,270
						$92,050(4)	$92,050(4)
Jennifer S. Grafton				1,003	19,348
				5,480	105,709
				$80,500(4)	$80,500(4)
						3,008	58,024
						8,219	158,545
						$80,500(4)	$80,500(4)
Former Executive
Keith E. Alessi	30,556	24.12	5/2/2017
	60,000	21.40	7/1/2018
				10,027	193,421
				47,946	924,878
				7,000	135,030
						30,080	580,243
						71,918	1,387,298

_____________________

(1)
Awards in this column consist of restricted stock units with a grant dates of April 1, 2011, June 1, 2012, and April 1, 2013. Awards of restricted stock units vest in thirds over a three-year period beginning on the first anniversary of the date of grant, except that the grants on June 1, 2012, also vest on April 1st. To the extent vested in the last year, these units are reflected in the “Stock Vested in 2013” table below.

(2)
The market value of the awards of restricted stock units that have not yet vested was determined by multiplying the closing price of a share of common stock on December 31, 2013 ($19.29) by the number of shares.

(3)
Awards in this column consist of performance-based restricted stock units with a grant date of April 1, 2011, June 1, 2012, and April 1, 2013. These awards pay out at threshold, target and maximum performance goals, depending on the achievement of a free cash flow metric designated by the Compensation and Benefits Committee in 2011, 2012 and 2013. Contingent on achievement of the performance goal on April 1, 2014, April 1, 2015, and April 1, 2016, these awards cliff vest. If threshold performance is not achieved, all awards will forfeit.

(4)
In 2013, due to a shortage of shares in the 2007 shareholder-approved equity plan, all long-term incentive plan award recipients, except for Mr. King, were awarded cash awards in lieu of stock. The 2013 long term incentive plan cash awards will function similarly to the equity awards. Time-based awards vest in thirds over a three-year period beginning on the first anniversary of the grant. Performance-based awards pay out at threshold, target and maximum performance goals, depending on the achievement of a free cash flow metric designated by the Compensation and Benefits Committee in 2013. Contingent on achievement of the performance goal on April 1, 2016, the recipients' awards cliff vest. If threshold performance is not achieved, all awards will forfeit.

Stock Vested in 2013

Name	Shares Acquired on Vesting(#)	Stock Value Realized on Vesting($)(1)
Robert P. King	9,704	110,820
Kevin A. Paprzycki	9,039	103,077
Douglas P. Kathol	12,684	144,605
Joseph E. Micheletti	5,608	63,981
Jennifer S. Grafton	4,095	46,747

Former Executive(2)
Keith E. Alessi	53,925	614,827
_____________________

(1)
The market value of the awards was determined by multiplying the closing price of a share of common stock on July 1, 2013 ($11.37) by the number of shares that vested on July 1, 2013, and multiplying the close price of a share of common stock on April 1, 2013 ($11.42) by the number of shares that vested on April 1, 2013.

(2)	Mr. Alessi transitioned to non-employee Chairman of the Board on April 8, 2013.

2013 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit as of December 31, 2013 ($)(1)	Payments During Last Fiscal Year ($)
Kevin A. Paprzycki	Westmoreland Retirement Plan (WCC)	3.0	40,235	—
Douglas P. Kathol	Westmoreland Retirement Plan (WCC)	5.84	159,375	—
Joseph E. Micheletti	Westmoreland Retirement Plan (WECO)	10.0	181,247	—
Jennifer S. Grafton	Westmoreland Retirement Plan (WCC)	0.5	1,671	—
Former Executive(2)
Keith E. Alessi	Westmoreland Retirement Plan (WCC)	2.08	36,821	—
_____________________

(1)
Pension economic assumptions are consistent with our SFAS 87 financial reporting for fiscal year 2013. Demographic assumptions are also consistent with our pension financial reporting, with the exception that per SEC guidance, pre-retirement decrements are not used. A discount rate of 4.65% was used for 2013.

(2)	Mr. Alessi transitioned to non-employee Chairman of the Board on April 8, 2013.

Effective July 1, 2009, the Board froze all structures of our pension plan for non-union employees, including our named executive officers, resulting in no future benefits accruing under these plans. Prior to July 2009, each of the named executive officers except Mr. King who began employment with us in 2012, participated in one of the same defined benefit pension plan structures offered to other non-union employees. Eligible employees become fully vested after five years of vested service. The Company's pension plan structure provides for normal retirement at 65. Early retirement benefits are available at age 55 with 10 years of service, however at reduced benefits. The executive may choose optional forms of benefit, all reduced to be actuarially equivalent to the single life annuity benefit. The optional forms available are 50%, 66 2/3% and 100% joint and survivor options, a 10-year certain and life option, and a single life annuity.

2013 Pension Benefits Upon Retirement, Termination, Disability or Death

Messrs. Paprzycki, Kathol, Micheletti, Alessi and Ms. Grafton are vested in the pension plan and entitled to an annual lifetime benefit payable upon voluntary or involuntary termination or death (paid for the life of the spouse). Benefits shown assume that the event entitling the individual to benefits occurred on December 31, 2013.

The benefits for Mr. Paprzycki are first payable on September 1, 2035. Mr. Paprzycki is not currently eligible for early retirement benefits.

Name	Type of Termination	Plan	Benefit Amount	Form of Payment	Time or Period of Payment
Kevin A. Paprzycki	Termination	Pension Plan	$732	Monthly Annuity	Life
	Death	Pension Plan	$559	Monthly Annuity	Life of Spouse

The benefits for Mr. Kathol are first payable on January 1, 2014.

Name	Type of Termination	Plan	Benefit Amount	Form of Payment	Time or Period of Payment
Douglas P. Kathol	Termination	Pension Plan	$975	Monthly Annuity	Life
	Death	Pension Plan	$773	Monthly Annuity	Life of Spouse

The benefits for Mr. Micheletti are first payable on August 1, 2015. The death benefit payable to his spouse is payable immediately.

Name	Type of Termination	Plan	Benefit Amount	Form of Payment	Time or Period of Payment
Joseph E. Micheletti	Termination	Pension Plan	$840	Monthly Annuity	Life
	Death	Pension Plan	$364	Monthly Annuity	Life of Spouse

The benefits for Ms. Grafton are first payable on April 1, 2041. Ms. Grafton is not currently eligible for early retirement benefits.

Name	Type of Termination	Plan	Benefit Amount	Form of Payment	Time or Period of Payment
Jennifer S. Grafton	Termination	Pension Plan	$37	Monthly Annuity	Life
	Death	Pension Plan	$31	Monthly Annuity	Life of Spouse

The benefits for Mr. Alessi are first payable on November 1, 2019. Mr. Alessi is not currently eligible for early retirement benefits.

Name	Type of Termination	Plan	Benefit Amount	Form of Payment	Time or Period of Payment
Keith E. Alessi	Termination	Pension Plan	$326	Monthly Annuity	Life
	Death	Pension Plan	$249	Monthly Annuity	Life of Spouse

Potential Payments upon Termination or Change-in-Control

Our named executive officers are not entitled to any additional payments or benefits relating to termination of employment other than the retirement benefits described in the preceding compensation tables and participation in a severance policy that is generally available to all our employees. Our severance policy covers virtually all our employees, although the amount of the severance benefit depends upon employee tier and years of service with us. The highest tier, which includes our named executive officers, provides for severance compensation equal to 12 months of monthly base pay, 9 months of outplacement assistance and 12 months of health benefit continuation. Severance benefits are payable under the policy only in the following circumstances: involuntary termination that is not for cause; termination due to sale of a facility, division or business segment; or relocation of more than 50 miles that the employee declines. Our executives do not have employment contracts or any benefits triggered by a change-in-control, unless the change-in-control results in an involuntary termination of the executive without cause. In addition, our Annual Incentive Policy provides that program participants are only entitled to payment of incentive payouts if they are employed on the date of payment, which typically occurs in April of the following year, although this requirement is deemed fulfilled upon death or disability. All incentive payouts are forfeited should a named executive officer leave our employment for any reason, unless otherwise expressly agreed to by the Compensation and Benefits Committee.

The following table represents full walk-away amounts for each of our named executive officers upon the occurrence of certain events, assuming in each case that the event in question occurred as of December 31, 2013. The following tables do not include amounts payable upon termination for pension benefits, as those benefits are described above in the “2013 Pension Benefits” tables.

Name	Type of Compensation	Termination for Cause/ Voluntary Termination	Involuntary Not for Cause(3)	Termination upon Change-in-Control	Retirement	Death or Disability(4)
Robert King	Salary	$—	$500,000	$—	$—	$—
	Vested Equity(1)(2)	$—	$—	$902,270	$—	$1,452,575
	Outplacement services and health benefits	$—	$28,801	$—	$—	$—
	TOTAL	$—	$528,801	$902,270	$—	$1,452,575

Name	Type of Compensation	Termination for Cause/ Voluntary Termination	Involuntary Not for Cause(3)	Termination upon Change-in-Control	Retirement	Death or Disability(4)
Kevin Paprzycki	Salary	$—	$300,000	$—	$—	$—
	Vested Equity(1)(2)	$—	$—	$302,202	$—	$608,091
	Outplacement services and health benefits	$—	$23,763	$—	$—	$—
	TOTAL	$—	$323,763	$302,202	$—	$608,091

Name	Type of Compensation	Termination for Cause/ Voluntary Termination	Involuntary Not for Cause(3)	Termination upon Change-in-Control	Retirement	Death or Disability(4)
Douglas Kathol	Salary	$—	$296,138	$—	$—	$—
	Vested Equity(1)(2)	$—	$—	$354,495	$—	$736,274
	Outplacement services and health benefits	$—	$18,738	$—	$—	$—
	TOTAL	$—	$314,876	$354,495	$—	$736,274

Name	Type of Compensation	Termination for Cause/ Voluntary Termination	Involuntary Not for Cause(3)	Termination upon Change-in-Control	Retirement	Death or Disability(4)
Joe Micheletti	Salary	$—	$263,000	$—	$—	$—
	Vested Equity(1)(2)	$—	$—	$247,180	$—	$387,739
	Outplacement services and health benefits	$—	$24,176	$—	$—	$—
	TOTAL	$—	$287,176	$247,180	$—	$387,739

Name	Type of Compensation	Termination for Cause/ Voluntary Termination	Involuntary Not for Cause(3)	Termination upon Change-in-Control	Retirement	Death or Disability(4)
Jennifer Grafton	Salary	$—	$230,000	$—	$—	$—
	Vested Equity(1)(2)	$—	$—	$205,557	$—	$396,105
	Outplacement services and health benefits	$—	$24,080	$—	$—	$—
	TOTAL	$—	$254,080	$205,557	$—	$396,105
_____________________

(1)
Various unvested options and SARs held by our named executive officers automatically vest upon a change-in-control. However, all outstanding options held by our named executive officers have an exercise price greater than $19.29, the closing price of our stock on December 31, 2013. There is no intrinsic value in any accelerated options or vested stock options because options with an exercise price greater than $19.29 have zero intrinsic value. The value of vested equity was determined by multiplying the number of vested shares times $19.29, the closing stock price on December 31, 2013.

(2)
We recently awarded time-based long-term equity awards to the named executive officers in the form of restricted stock units with grant dates of April 1, 2011, June 1, 2012, and a long-term cash award grant on April 1, 2013, vesting in thirds annually on April 1st. Pursuant to the time-based restricted stock unit award agreements, all units automatically vest immediately prior to a change-in-control, death, disability or qualified retirement of the recipient. No named executive officer met the qualifications for a “qualified retirement” as of December 31, 2013.

(3)
Involuntary, or "not for cause," termination results in the named executive officer receiving one-year's base salary, one-year's health benefits (of which the former employee must still pay the portion that the employee would normally pay to receive health benefits), and nine months of outplacement services valued at $8,500.

(4)
The performance-based restricted stock units and performance-based cash awards are earned on a pro-rata basis based on the date of death or disability. For valuation purposes, we assume the triggering event (death) occurred on December 31, 2013, resulting in the recipient earning a full share of the recipient's 2011 performance-based award, two-thirds of the recipient's 2012 performance-based award and one-third of the recipient's 2013 performance based award. The recipient's earned pro-rata share will not vest until the normal vesting date for the award, occurring on April 1st of the third anniversary of the grant date, and the final determination of the amount of the award contingent on the final performance determination of the performance metric. Here, the pro-rata shares are assumed to have paid out based on a 100% achievement of the performance metric. The payments of the performance-based awards, however, are still completely contingent on the performance metric being met over the applicable three-year period, and payouts can range from 0% for failure to meet the threshold of the performance metric to 150% for meeting the maximum of the performance metric.

CERTAIN TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Board has adopted written policies and procedures for the review of any transaction, arrangement, or relationship in which the Company is a participant and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a related person, has a direct or indirect material interest.

If a related person proposes to enter into a related person transaction, the related person must report the proposed related person transaction to our general counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our Audit Committee. Whenever practicable, the reporting, review, and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the Chairman of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the Audit Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

The Board has determined that certain transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of the policy, such as compensation to an executive officer if the compensation has been approved, or recommended to the Board for approval by the Compensation and Benefits Committee or an arrangement that is specifically contemplated by provisions of our certificate of incorporation or bylaws, such as the exculpation, indemnification, and directors' and officers' insurance arrangements contemplated by the certificate of incorporation and bylaws.

Based on a review of the questionnaires that our directors, director nominees and executive officers completed and a review of our internal records on any related person that was identified in such questionnaires, we have determined that there are no related party transactions in excess of $120,000, since the beginning of 2013 or currently proposed, involving the Company.

OVERVIEW OF PROPOSALS

This proxy statement contains four proposals requiring stockholder action. Proposal No. 1 requests the election of eight directors to the Board, Proposal No. 2 requests approval the 2014 Equity Incentive Plan for Employees and Non-Employee Directors, Proposal No. 3 requests advisory approval of the Company's executive compensation and Proposal No. 4 requests the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2014. Each of the proposals is discussed in more detail below.

Proposal 1 - Election of Directors

The Board has nominated directors Alessi, Hamilton, Hutchinson, King, Klingaman, Packwood, Mackus and Scharp to be elected to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. While Tontine Capital Partners, L.P. and Tontine Partners, L.P. have the right to designate two individuals for election to our Board as directors pursuant to the Secured Convertible Note Purchase Agreement dated March 4, 2008, they have not so designated any directors at this time.

Vote Required

Each director will be elected by a vote of the majority of the votes cast, meaning the number of shares cast “for” a director exceeds the number of votes cast “against” that director. Each director elected will serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Recommendation of the Board

The Board of Directors recommends you vote “FOR” the election of directors Alessi, Hamilton, Hutchinson, King, Klingaman, Packwood, Mackus and Scharp.

Proposal 2 - Approval of the 2014 Equity Incentive Plan for Employees and Non-Employee Directors

Reason for the New Equity Incentive Plan

The Board of Directors approved the 2014 Equity Incentive Plan (the “2014 Plan”) on February 20, 2014, and established the number of shares to be reserved for issuance under this plan at 550,000. Currently, the Amended and Restated 2007 Equity Incentive Plan for Employees and Non-Employee Directors (the "2007 Plan") has only 49,050 shares available for issuance to employees and directors. Due to this shortage, most of the executive management team received their 2013 long term incentive awards in cash instead of equity. The 2014 Plan will enable the Westmoreland Coal Company (the “Company”) to attract and retain talented employees and directors, and align their interests with those of shareholders. The Board believes that the 2014 Plan is in our best interests and that of our stockholders, and is consistent with the compensation philosophy described in this proxy statement.

If stockholders approve the 2014 Plan, the total number of shares available for issuance will be approximately 550,000. If stockholders do not approve the 2014 Plan, we will not have an adequate number of shares available for future equity awards and may not be able to effectively recruit new employees, motivate current employees or operate our equity compensation program. The proposed 2014 Plan and the 2007 Plan will coexist. The 2007 Plan remaining in effect solely to govern the awards granted under that plan. Any shares from the 2007 Plan that expire, or for any reason are canceled or terminated, without being exercised, will be recycled back into the 2007 Plan and will not pour over into the 2014 Plan.

In addition, approval of this proposal is intended to constitute approval of the material terms of the performance goals under the 2014 Plan for purposes of Internal Revenue Code (“Code”) Section 162(m).

2014 Plan Summary

The following is a brief summary description of the 2014 Plan, which is qualified in its entirety by reference to the provisions of the 2014 Plan itself, which is attached as Appendix A to this Proxy Statement. Capitalized terms used and not otherwise defined in this summary description are used as defined in the 2014 Plan.

•	Types of Awards

The 2014 Plan provides for the grant of Incentive Stock Options, Non-qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Share Awards, and Performance Compensation Awards (collectively, “Awards”).

•	Incentive Stock Options and Non-qualified Stock Options.

Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price less than 100% of the fair market value of the common stock on the date of grant or for a term in excess of ten years. An incentive stock option may be granted with an option exercise price lower than that set forth in the preceding sentence if such option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Code Section 424(a).

The 2014 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, surrender to the Company of shares of common stock, (iii) net exercise, (iv) by any other lawful means, or (v) any combination of these forms of payment.

•	Stock Appreciation Rights.

A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock or another specified price. SARs may be granted independently or in tandem with an option. SARs may not be granted at a base price less than 100% of the fair market value of the common stock on the date of grant.

•	Restricted Stock Awards.

A restricted stock award is an award of actual stock that may be subject to conditions on transferability and subject to forfeiture for a period governed by the award agreement. The plan participant generally shall have the rights of a shareholder including the right to vote such Restricted Stock, except that (unless otherwise provided in the award agreement) any dividends earned by such Restricted Stock will be withheld by the Company for the participant's account (with interest, if determined by the Committee). Any withheld dividends and interest will be distributed to the participant when the restrictions on the underlying stock lapse, in cash or at the discretion of the Committee in Common Stock having a Fair Market Value equivalent to the amount of such dividends. If the shares are forfeited, the participant shall have no right to the dividends.

•	Restricted Stock Unit Awards.

Restricted stock unit awards entitle the recipient to receive shares of common stock (or an equivalent amount of cash) to be delivered at the time the award vests. Participants are not required to pay any consideration to the Company at the time of grant of a restricted stock unit. The plan participant shall have no voting rights with respect to the Restricted Stock Unit but may, at the discretion of the Committee, be credited with the cash equivalent of the stock dividends payable for one share of Common Stock per Restricted Stock Unit. Any such dividend equivalent amounts will be withheld by the Company for the participant's account (with interest, if determined by the Committee) and will be distributed to the participant upon settlement of the underlying restricted stock unit in cash or, at the discretion of the Committee, in Common Stock having a Fair Market Value equivalent to the amount of such dividends. If the restricted stock unit award is forfeited, the participant shall have no right to the dividend equivalents.

•	Performance Share Awards

A performance share award is an award of actual stock that vests only to the extent to which performance goals established by the Committee are attained. The Committee has the discretion to determine: (i) the number of shares of Common Stock or stock-denominated units subject to a Performance Share Award granted to any Participant; (ii) the performance period applicable to any Award; (iii) the conditions that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions and restrictions of the Award.

•	Performance Compensation Awards

The Compensation and Benefits Committee may determine at the time of grant that any award granted to an employee will be subject to performance conditions instead of or in addition to time-vesting conditions. Such performance conditions may be established and administered in accordance with the requirements of Code Section 162(m) for awards intended to qualify as “performance-based compensation.” Performance-based awards that are payable in cash may also be granted under the 2014 Plan.

Performance conditions under the 2014 Plan shall utilize one or more objective measurable performance goals as determined by the plan administrator based upon one or more factors, including: (a) net earnings or net income (before or after taxes); (b) basic or diluted earnings per share (before or after taxes); (c) net revenue or net revenue growth; (d) gross revenue; (e) gross profit or gross profit growth; (f) net operating profit (before or after taxes); (g) return on assets, capital, invested capital, equity, or sales; (h) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (i) earnings before or after taxes, interest, depreciation and/or amortization; (j) gross or operating margins; (k) improvements in capital structure; (l) budget and expense management; (m) productivity ratios; (n) economic value added or other value added measurements; (o)share price (including, but not limited to, growth measures and total shareholder return); (p) expense targets; (q) margins; (r) operating efficiency; (s) working capital targets; (t) enterprise value; (u) safety record; and (v) completion of acquisitions or business expansion.

The maximum performance compensation award payable to any one participant for any one performance period is 150,000 shares of common stock. If a performance compensation award is in the form of a cash bonus, the maximum amount that can be paid in any calendar year to any participant is $500,000.
Awards that are not intended to qualify as “performance-based compensation” under Code Section 162(m) may be granted under the 2014 Plan and determined without regard to performance goals and may involve the plan administrator’s discretion.
The Compensation and Benefits Committee may award and administer options and stock appreciation rights in accordance with the requirements of Code Section 162(m), such that those awards will also qualify as “performance-based compensation.” These awards will be granted by the Compensation and Benefits Committee, within the maximum number of shares that may be granted to an employee during a specified period and granted at no less than 100% of the fair market value of the common stock on the date of grant.

•	Share Limits

The 2014 Plan provides that no participant may be granted awards of any type with respect to more than 150,000 shares of common stock in the aggregate, during any one year period.

•	Transferability of Awards

Except as the Board of Directors may otherwise determine or provide in an award, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law.

•	Eligibility to Receive Awards

Employees (including executive officers) and directors of the Company and its subsidiaries and of other business ventures in which the Company has a controlling interest are eligible to be granted awards under the 2014 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries.

•	Change in Control Provision

The 2014 Plan provides that, unless otherwise provided in an award agreement, in the event of a participant’s termination of service for “Good Reason” or without “Cause” within 18 months after a change in control, all options and stock appreciation rights will become immediately exercisable. Under the same circumstances, any restricted stock awards or restricted stock units will fully vest. For performance compensation awards under the same circumstances, all performance goals or other vesting criteria will be deemed achieved at 100% of the target levels of performance at the date of the termination of service.

•	Share Recycling

Any shares of Common Stock subject to an Award that is canceled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan. To the extent that shares are: (a) tendered in payment of an Option, (b) delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award, then such shares will not again be available for issuance under the Plan.

Key Corporate Governance Practices in the Stock Plan

The 2014 Plan includes a number of provisions that we believe promote good corporate governance practices and reinforce the alignment between our equity compensation arrangements and the interests of our stockholders, including:

•	Administration. The 2014 Plan is administered by the Compensation and Benefits Committee of the Board, which is comprised entirely of non-employee directors.

•	Limited Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation and Benefits Committee.

•	No Evergreen Provision. There is no “evergreen” feature pursuant to which the shares authorized for issuance under the 2014 Plan can be increased automatically without stockholder approval.

•
No Discounted Options or SARs.  Stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date, except as permitted under the Internal Revenue Code.

•
No Repricing Without Shareholder Approval. The Committee may modify the purchase price or the exercise price of any outstanding Award, provided that if the modification affects a repricing, shareholder approval shall be required before the repricing is effective.

Federal Income Tax Consequences

The following tax discussion is a general summary as of the date of this proxy statement of the U.S. federal income tax consequences to the Company and the participants in the 2014 Plan. The discussion is intended solely for general information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2014 Plan. The discussion does not address state, local or foreign income tax rules or other U.S. tax provisions, such as estate or gift taxes. Different tax rules may apply to specific participants and transactions under the 2014 Plan, particularly in jurisdictions outside the United States. In addition, the federal income tax laws and regulations frequently have been revised and may be changed again at any time. Therefore, each recipient is urged to consult a tax advisor before exercising any award or before disposing of any shares acquired under the 2014 Plan both with respect to federal income tax consequences as well as any foreign, state or local tax consequences.

The grant of an option or restricted stock unit will create no tax consequences for the participant or the Company. A participant will have no taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply. Upon exercise of an option other than an incentive stock option, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price. Upon a disposition of shares acquired by exercise of an incentive stock option before the end of the applicable incentive stock option holding periods, the participant generally must recognize ordinary income equal to the lesser of (1) the fair market value of the shares at the date of exercise minus the exercise price or (2) the amount realized upon the disposition of the incentive stock option shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding periods are met) generally will result in only capital gain or loss.

Other awards under the 2014 Plan (including restricted stock units, restricted stock awards, and performance based compensation) generally will result in ordinary income to the participant at the later of the time the award is paid (in cash or shares) or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered cash or shares.

Except as discussed below, the Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option, restricted stock unit award, or other awards, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant. Thus, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares for the incentive stock option holding periods.
Code Section 162(m) generally allows the Company to obtain tax deductions without limit for performance-based compensation paid to the CEO and any of the Company’s other listed officers (other than the CFO or any officer not subject to U.S. income tax). The Company intends that options, stock appreciation rights and performance compensation awards granted under the 2014 Plan will qualify as performance-based compensation not subject to Section 162(m)’s $1 million deductibility cap. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 2014 Plan will be fully deductible under all circumstances. In addition, other awards under the

2014 Plan may not qualify as performance-based compensation under Section 162(m), and therefore compensation paid to executive officers in connection with such awards may not be deductible.

Vote Required

Approval of Proposal 2 requires the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting.

Recommendation of the Board

The Board of Directors recommends a vote FOR Proposal 2.

Proposal 3 - Advisory Approval of the Company's Executive Compensation

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory or nonbinding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's rules. As background to compensation paid to our named executive officers in 2013 is the following business highlights:

•	We achieved 10.3% growth in adjusted EBITDA in 2013;

•
Shareholders' deficit was reduced by $98.3 million from 2012 due to favorable experience with our post-retirement medical obligations coupled with effective cost controls and increases in interest rates;

•	Our total revenues increased 12.4%, up to $674.3 million in 2013 from $600.4 million in 2012;

•	We lowered our net debt in 2012 through the amortization of $28.1 million in debt;

•	We increased operating cash flows $20.0 million, which caused the net leverage ratio to decline to 2.3, almost a full turn from the 3.0 net leverage from 2012;

•	We successfully reached an agreement with Dominion Virginia to restructure our ROVA power purchase agreement effective January 1, 2014;

•
The Jewett mine received the Texas Environmental Excellence Award and the Texas Parks and Wildlife Land Stewardship Award. This is the first time either of these awards has been given to a mining company;

•
The Absaloka mine completed the Western Wye railroad connection that allows us to connect with new customers who serve high-density areas in the northwest United States. Our first customer served by the Western Wye is TransAlta’s Centralia Plant in Centralia, Washington, which signed a long-term contract through 2025;

•
We executed coal leases at our Colstrip mine for land containing 170 million tons of coal resources and completing the tract 1 coal lease at our Absaloka mine for land containing 145 million coal reserves and resources; and

•	We continued our strong track record of safety by achieving a reportable incident rate 21.9% below the national average and a lost time incident rate 43.6% below the national average.

In addition, compensation and governance practices implemented in recent years include the following:

•	Neither the CEO nor any other executive officer has an employment contract;

•	We have eliminated all tax gross-ups and executive supplemental retirement policies, froze pension plans and terminated retiree health care;

•	The Compensation and Benefits Committee engaged Pay Governance, an independent compensation consultant to advise them, who does no other work for us;

•	Approximately 70% of the CEO's total compensation package is at-risk compensation;

•	We have minimal executive perquisites;

•
The named executive officers receive annual long-term equity awards in the form of restricted stock units with half of the shares vesting at the end of a three-year period upon the attainment of a three-year free cash flow goal. Restricted stock units represent a significantly larger percentage of each officer's total compensation opportunity as compared to short term annual incentive opportunities. We believe this alignment ensures that a significant portion of our officer's compensation is tied to long-term stock price performance; and

•	The Board implemented stock ownership guidelines at three times salary for the CEO and between two and one times salary for other members of the management team.

Compensation Philosophy and Approach

As described in greater detail in the Compensation Discussion and Analysis above, Westmoreland's compensation philosophy for its named executive officers is designed to achieve several key objectives, including: focusing decision-making and behavior on goals that are consistent with the overall business strategy; creating a pay-for-performance culture, and allowing us to attract and retain employees with the skills critical to our long-term success. To achieve these objectives, Westmoreland uses a mix of base pay and incentive opportunities (short and long-term), while concentrating a majority of the executives' reward opportunities in at-risk incentive pay. The design of the compensation program is intended to support our overall business objectives and to increase long-term stockholder value. In 2013, greater than 50% of target total compensation for each named executive officer was at-risk based on our performance and the named executive officer.

We considered the most recent stockholder advisory vote on executive compensation required by the proxy rules in reassessing these compensation policies and our compensation decisions and, based on the 98.49% favorable vote cast in 2013, believe stockholders support our approach and actions. The Compensation and Benefits Committee made no material changes to 2013 compensation packages given the overwhelming stockholder support. We intend to continue to seek stockholder guidance on executive compensation through an annual say-on-pay vote. To the extent there is any significant vote against our named executive officers' compensation as disclosed in this Proxy Statement, we will consider our stockholders' concerns and the Compensation and Benefits Committee will evaluate whether any actions are necessary to address the concerns.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” Proposal 3 approving, on an advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on us. Our Board of Directors and our Compensation and Benefits Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation, we will consider our stockholders' concerns and the Compensation and Benefits Committee will evaluate whether any actions are necessary to address those concerns. The Board has adopted a policy providing for annual say-on-pay advisory votes. Unless the Board modifies this policy, the next say-on-pay advisory vote will be held at our 2015 Annual Meeting.

Vote Required

Approval of Proposal 3 requires the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting.

Recommendation of the Board

The Board of Directors recommends a vote FOR Proposal 3.

Proposal 4 - Ratification of Principal Independent Auditor

The Audit Committee has appointed Ernst & Young LLP as the Company's independent registered public accounting firm and as auditors of our consolidated financial statements for fiscal year 2014.

Auditor's Fees

The following table summarizes the fees of Ernst & Young LLP for fiscal years 2012 and 2013. For 2013, audit fees include an estimate of amounts not yet billed.

Fee Category(1)	2013	2012
Audit Fees(2)	$916,390	$883,000
Audit Related Fees(3)	$69,000	$234,807
Total Fees	$985,390	$1,117,807
_____________________

(1)	We did not pay any “Tax Fees” or “All Other Fees” to Ernst & Young in fiscal years 2012 or 2013.
(2)
Audit fees consist of fees for the audit of our financial statements, including fees related to the audit of our internal controls over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings.

(3)
Audit Related Fees in 2012 consist of fees we paid to Ernst & Young in connection with Kemmerer Mine acquisition and the high-yield note financing in January 2012, as well as $30,107 in out-of-pocket expenses incurred as part of the audit largely related to travel to our mines. Audit Related Fees in 2013 consist of fees we paid to Ernst & Young in connection with the Sherritt transaction, including a diagnostic that converted Sherritt's IFRS numbers to GAAP, and expenses related to an impairment assessment for our ROVA facility.

Pre-Approval Policy and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our registered public accounting firm. This policy generally provides that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures. From time-to-time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our registered public accounting firm between meetings up to a certain threshold. Any approval of services by the Chairman of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee. All fees paid to Ernst & Young in 2012 and 2013 were pre-approved by the Audit Committee.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2014. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection but is not obligated to appoint a different independent registered public accounting firm. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interest. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting in order to respond to questions and may make a statement if they desire to do so.

Vote Required

Approval of Proposal 4 requires the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting.

Recommendation of the Board

The Board of Directors recommends you vote FOR Proposal 4.
ADDITIONAL INFORMATION
Explanation of Non-GAAP Financial Measures

The Company's fiscal 2013 Form 10-K includes a reconciliation of adjusted EBITDA and EBITDA to net loss on a GAAP basis and a discussion of why we believe these non-GAAP financial measures are useful to investors. A copy of our fiscal 2013 Form 10-K is being provided with our proxy statement to our stockholders. As discussed in the Compensation Discussion and Analysis, one of the performance targets for the Company's AIP and LTIP awards is free cash flow. Free cash flow is defined as adjusted EBITDA modified for book to cash differences in pension, postretirement medical, reclamation liabilities and deferred revenue, less expenditures for capital investments, reserve acquisition and bonding requirements.
MISCELLANEOUS
Upon the written request of any person who on the record date was a record owner of our stock, or who represents in good faith that he or she was on such date a beneficial owner of such stock entitled to vote at the Annual Meeting, we will send such person, without charge, a copy of our Annual Report on Form 10-K for 2013, as filed with the Securities and Exchange Commission. Requests for this report should be directed to Corporate Secretary, Westmoreland Coal Company, 9540 S. Maroon Circle, Suite 200, Englewood, Colorado 80112.

The Board has no present intention of bringing any other business before the Annual Meeting and has not been informed of any other matters that are to be presented to the Annual meeting. If any other matters properly come before the Annual Meeting, however, the persons named in the enclosed proxy will vote in accordance with their best judgment.

March 26, 2014

Appendix A

Westmoreland Coal Company
2014 Equity Incentive Plan

Introduction
The name of this plan is the Westmoreland Coal Company 2014 Equity Incentive Plan. The purposes of the Plan are to (a) enable Westmoreland Coal Company and any Affiliate to attract and retain the types of Employees and Directors who will contribute to the Company’s long range success; (b) provide incentives that align the interests of Employees and Directors with those of the shareholders of the Company; and (c) promote the success of the Company’s business.
The persons eligible to receive Awards are the Employees and Directors of the Company and its Affiliates and such other individuals designated by the Committee who are reasonably expected to become Employees and Directors after the receipt of Awards.
Awards that may be granted under the Plan include Incentive Stock Options, Non-qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Share Awards, and Performance Compensation Awards.

ARTICLE 1.
DEFINITIONS

1.1	Affiliate means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

1.2
Applicable Laws means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

1.3
Award means any right granted under the Plan, including an Incentive Stock Option, a Non-qualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Share Award or a Performance Compensation Award.

1.4
Award Agreement means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement is subject to the terms and conditions of the Plan.

1.5
Beneficial Owner has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

1.6	Board means the Board of Directors of the Company, as constituted at any time.

1.7	Cause means:

(a)
with respect to any Employee: (a) If the Employee is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or (b) if no such agreement exists, or if such agreement does not define Cause: (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (ii) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates; (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate; or (iv) material violation of state or federal securities laws.

(b)
with respect to any Director, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following: (a) malfeasance in office; (b) gross misconduct or neglect; (c) false or fraudulent misrepresentation inducing the director’s appointment; (d) willful conversion of corporate funds; or (e) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

The Committee has the discretion to determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

1.8	Change in Control means:

(a)
One Person (or more than one Person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided that a Change in Control has not occurred if any Person (or more than one Person acting as a group) owns more than 50% of the total fair market value or total voting power of the Company’s stock and acquires additional stock;

(b)
One person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Company’s stock possessing 30% or more of the total voting power of the stock of such corporation;

(c)
A majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or

(d)
One person (or more than one person acting as a group), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisitions.

1.9	Code means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code includes a reference to any regulations promulgated thereunder.

1.10	Committee means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Article 2.

1.11	Common Stock means the common stock, $2.50 par value per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.

1.12	Company means Westmoreland Coal Company, a Delaware corporation, and any successor thereto.

1.13
Continuous Service means that the Participant’s service with the Company or an Affiliate, whether as an Employee or Director, is not interrupted or terminated. The Participant’s Continuous Service has not terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee or Director or a change in the entity for which the Participant renders such service; provided that if any Award is subject to Code Section 409A, this sentence is only effective to the extent consistent with Code Section 409A. For example, a change in status from an Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service has been interrupted in the case of any leave of absence, including sick leave, military leave or any other personal or family leave of absence.

1.14	Covered Employee has the same meaning as set forth in Code Section 162(m)(3), as interpreted by Internal Revenue Service Notice 2007-49.

1.15	Director means a member of the Board.

1.16
Disability means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option, the term Disability shall have the meaning ascribed to it under Code Section 22(e)(3). The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

1.17	Disqualifying Disposition has the meaning set forth in Section 13.11.

1.18	Effective Date means February 20, 2104, the date as of which this Plan was adopted by the Board.

1.19
Employee means any person, including an Officer or Director, employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Code Section 424. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

1.20	Exchange Act means the Securities Exchange Act of 1934, as amended.

1.21
Fair Market Value means, as of any date, the value of the Common Stock as determined (for so long as the Common Stock is readily tradable on an established securities market, including without limitation the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market) by reference to the closing sale price for the primary trading session in the principal U.S. market for the Common Stock on the date of grant.

1.22	Free Standing Rights has the meaning set forth in Section 6.1(a).

1.23
Good Reason means: (a) If an Employee is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Good Reason, the definition contained therein; or (b) if no such agreement exists or if such agreement does not define Good Reason, the occurrence of one or more of the following without the Participant’s express written consent, which circumstances are not remedied by the Company within 30 days of its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within 90 days of the Participant’s knowledge of the applicable circumstances): (i) any material, adverse change in the Participant’s duties, responsibilities, authority, title, status or reporting structure; (ii) a material reduction in the Participant’s base salary or bonus opportunity; or (iii) a geographical relocation of the Participant’s principal office location by more than 50 miles.

1.24
Grant Date means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

1.25	Incentive Stock Option means an Option intended to qualify as an incentive stock option within the meaning of Code Section 422.

1.26
Incumbent Directors means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

1.27
Negative Discretion means the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award in accordance with Section 6.5 of the Plan; provided, that, the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Code Section 162(m).

1.28	Non-Employee Director means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

1.29	Non-qualified Stock Option means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

1.30	Officer means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

1.31	Option means an Incentive Stock Option or a Non-qualified Stock Option granted pursuant to the Plan.

1.32	Optionholder means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

1.33	Option Exercise Price means the price at which a share of Common Stock may be purchased upon the exercise of an Option.

1.34
Outside Director means a Director who is an “outside director” within the meaning of Code Section 162(m) and Treasury Regulations Section 1.162-27(e)(3) or any successor to such statute and regulation.

1.35	Participant means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

1.36	Performance Compensation Award means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 6.5 of the Plan.

1.37
Performance Criteria means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goals for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goals shall be based on the attainment of specific levels of performance of the Company (or Affiliate, division, business unit or operational unit of the Company) and shall be limited to the following: (a) net earnings or net income (before or after taxes); (b) basic or diluted earnings per share (before or after taxes); (c) net revenue or net revenue growth; (d) gross revenue; (e) gross profit or gross profit growth; (f) net operating profit (before or after taxes); (g) return on assets, capital, invested capital, equity, or sales; (h) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (i) earnings before or after taxes, interest, depreciation and/or amortization; (j) gross or operating margins; (k) improvements in capital structure; (l) budget and expense management; (m) productivity ratios; (n) economic value added or other value added measurements; (o)share price (including, but not limited to, growth measures and total shareholder return); (p) expense targets; (q) margins; (r) operating efficiency; (s) working capital targets; (t) enterprise value; (u) safety record; and (v) completion of acquisitions or business expansion.

Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or an Affiliate as a whole or any division, business unit or operational unit of the Company and/or an Affiliate or any combination thereof, as the Committee may deem appropriate, or as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Committee may select Performance Criterion (o) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Code Section 162(m), the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Code Section 162(m)), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period. In the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the governing Performance Criteria without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

1.38
Performance Formula means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

1.39
Performance Goals means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Code Section 162(m)), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “performance-based compensation” under Code Section 162(m)), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Code Section 162(m) in order to prevent the dilution or enlargement of the rights of Participants based on the following events: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; (g) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (h) foreign exchange gains and losses; and (i) a change in the Company’s fiscal year.

1.40
Performance Period means the one or more periods of time not less than one fiscal quarter in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award.

1.41	Performance Share Award means any Award granted pursuant to Section 6.4 hereof.

1.42
Performance Share means the grant of a right to receive a number of actual shares of Common Stock or share units based upon the performance of the Company during a Performance Period, as determined by the Committee.

1.43
Permitted Transferee means: (a) a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; (b) third parties designated by the Committee in connection with a program established and approved by the Committee pursuant to which Participants may receive a cash payment or other consideration in consideration for the transfer of a Non-qualified Stock Option; and (c) such other transferees as may be permitted by the Committee in its sole discretion.

1.44	Plan means this Westmoreland Coal Company 2014 Equity Incentive Plan, as amended and/or amended and restated from time to time.

1.45	Related Rights has the meaning set forth in Section 6.1(a).

1.46	Restricted Period has the meaning set forth in Section 6.2(a).

1.47	Restricted Stock Award means any Award granted pursuant to Section 6.2.

1.48	Restricted Stock Unit Award means any Award granted pursuant to Section 6.3.

1.49	Rule 16b-3 means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

1.50	Securities Act means the Securities Act of 1933, as amended.

1.51
Stock Appreciation Right means the right pursuant to an Award granted under Section 6.1 to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (a) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (b) the exercise price specified in the Stock Appreciation Right Award Agreement.

1.52	Stock for Stock Exchange has the meaning set forth in Section 5.2.

1.53
Ten Percent Shareholder means a person who owns (or is deemed to own pursuant to Code Section 424(d)) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

ARTICLE 2.
ADMINISTRATION

2.1
AUTHORITY OF COMMITTEE. The Plan shall be administered by the Committee or, in the Board’s sole discretion, by the Board. Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:

(a)	to construe and interpret the Plan and apply its provisions;

(b)	to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(c)	to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d)	to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve Covered Employees or “insiders” within the meaning of Section 16 of the Exchange Act;

(e)	to determine when Awards are to be granted under the Plan and the applicable Grant Date;

(f)	from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted;

(g)	to determine the number of shares of Common Stock to be made subject to each Award;

(h)	to determine whether each Option is to be an Incentive Stock Option or a Non-qualified Stock Option;

(i)
to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

(j)
to determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the performance measures that will be used to establish the performance goals, the performance period(s) and the number of Performance Shares earned by a Participant;

(k)	to designate an Award (including a cash bonus) as a Performance Compensation Award and to select the Performance Criteria that will be used to establish the Performance Goals;

(l)
to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

(m)
to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;

(n)	to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(o)
to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(p)	to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.
The Committee also may modify the purchase price or the exercise price of any outstanding Award, provided that if the modification affects a repricing, shareholder approval shall be required before the repricing is effective.

2.2
COMMITTEE DECISIONS FINAL. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

2.3
DELEGATION. The Committee, or if no Committee has been appointed, the Board, may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

2.4
COMMITTEE COMPOSITION. Except as otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors who are also Outside Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 and/or Code Section 162(m). However, if the Board intends to satisfy such exemption requirements, with respect to Awards to any Covered Employee and with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors who are also Outside Directors. Within the scope of such authority, the Board or the Committee may (a) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Awards to eligible persons who are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (ii) not persons with respect to whom the Company wishes to comply with Code Section 162(m) or (b) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors who are also Outside Directors.

2.5
INDEMNIFICATION. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

ARTICLE 3.
SHARES SUBJECT TO THE PLAN

Subject to adjustment in accordance with Article 10, a total of 550,000 shares of Common Stock will be available for the grant of Awards under the Plan (all of which are eligible for issuance under Incentive Stock Options). Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.
Subject to adjustment in accordance with Article 10, no Participant may be granted, during any one year period, Awards of any type with respect to more than 150,000 shares of Common Stock in the aggregate. If an Award is to be settled in cash, the number of shares of Common Stock on which the Award is based will count toward such individual share limit.

Any shares of Common Stock subject to an Award that is canceled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan. To the extent that shares are: (a) tendered in payment of an Option, (b) delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award, then such shares will not again be available for issuance under the Plan.
ARTICLE 4.
ELIGIBILITY

4.1
ELIGIBILITY FOR SPECIFIC AWARDS. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees and Directors and those individuals whom the Committee determines are reasonably expected to become Employees and Directors following the Grant Date.

4.2
TEN PERCENT SHAREHOLDERS. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least 110% of the Fair Market Value of the Common Stock at the Grant Date and the Option is not exercisable after the expiration of five years from the Grant Date.

ARTICLE 5.
STOCK OPTIONS

5.1
OPTION PROVISIONS. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Article 5, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options shall be separately designated Incentive Stock Options or Non-qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Code Section 409A and the terms of such Option do not satisfy the requirements of Code Section 409A. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)
Term. Subject to the provisions of Section 4.2 regarding Ten Percent Shareholders, no Incentive Stock Option shall be exercisable after the expiration of 10 years from the Grant Date. The term of a Non-qualified Stock Option granted under the Plan shall be determined by the Committee; provided, however, no Non-qualified Stock Option shall be exercisable after the expiration of 10 years from the Grant Date.

(b)
Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 4.2 regarding Ten Percent Shareholders, the Option Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Code Section 424(a).

(c)
Exercise Price of a Non-qualified Stock Option. The Option Exercise Price of each Non-qualified Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, a Non-qualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Code Section 409A.

5.2
CONSIDERATION. The Option Exercise Price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, upon such terms as the Committee shall approve, the Option Exercise Price may be paid: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate Fair Market Value on the date of attestation equal to the Option Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (ii) a “cashless” exercise program established with a broker; (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Option Exercise Price at the time of exercise; (iv)  any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option, the exercise price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

5.3
TRANSFERABILITY OF AN INCENTIVE STOCK OPTION. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

5.4
TRANSFERABILITY OF A NON-QUALIFIED STOCK OPTION. A Non-qualified Stock Option may, in the sole discretion of the Committee, be transferable to a Permitted Transferee, upon written approval by the Committee to the extent provided in the Award Agreement. If the Non-qualified Stock Option does not provide for transferability, then the Non-qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

5.5
VESTING OF OPTIONS. Each Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.

5.6
TERMINATION OF CONTINUOUS SERVICE. Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Committee, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Optionholder’s Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

5.7
EXTENSION OF TERMINATION DATE. An Optionholder’s Award Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of (a) the expiration of the term of the Option as set forth in the Award Agreement or (b) the expiration of a period after termination of the Participant’s Continuous Service that is three months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.

5.8
DISABILITY OF OPTIONHOLDER. Unless otherwise provided in an Award Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

5.9
DEATH OF OPTIONHOLDER. Unless otherwise provided in an Award Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

5.10
INCENTIVE STOCK OPTION $100,000 LIMITATION. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-qualified Stock Options.

ARTICLE 6.
PROVISIONS OF AWARDS OTHER THAN OPTIONS

6.1	STOCK APPRECIATION RIGHTS.

(a)
General. Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement. Each Stock Appreciation Right so granted shall be subject to the conditions set forth in this Section 6.1, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Stock Appreciation Rights may be granted alone (“Free Standing Rights”) or in tandem with an Option granted under the Plan (“Related Rights”).

(b)
Related Right Grant Requirements. Any Related Right that relates to a Non-qualified Stock Option may be granted at the same time the Option is granted or at any time thereafter but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.

(c)
Term of Stock Appreciation Rights. The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth anniversary of the Grant Date.

(d)
Vesting of Stock Appreciation Rights. Each Stock Appreciation Right may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Stock Appreciation Right may be subject to such other terms and conditions on the time or times when it may be exercised as the Committee may deem appropriate. The vesting provisions of individual Stock Appreciation Rights may vary. No Stock Appreciation Right may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Stock Appreciation Right upon the occurrence of a specified event.

(e)
Exercise and Payment. Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive from the Company an amount equal to the number of shares of Common Stock subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right or related Option. Payment with respect to the exercise of a Stock Appreciation Right shall be made on the date of exercise. Payment shall be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), cash or a combination thereof, as determined by the Committee.

(f)
Exercise Price. The exercise price of a Free Standing Stock Appreciation Right shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Grant Date of such Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Code Section 409A are satisfied.

(g)
Reduction in the Underlying Option Shares. Upon any exercise of a Related Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right has been exercised. The number of shares of Common Stock for which a Related Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option has been exercised.

6.2	RESTRICTED STOCK AWARDS.

(a)
General. A Restricted Stock Award is an Award of actual shares of Common Stock (“Restricted Stock”) that may, but need not, provide that such Restricted Stock may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee may determine. Each Restricted Stock Award granted under the Plan must be evidenced by an Award Agreement. Each Restricted Stock Award so granted will be subject to the conditions set forth in this Section 6.2, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b)
Award Agreement. Each Participant granted Restricted Stock must execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock will be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award will be null and void.

(c)
Shareholder Rights. Subject to the restrictions set forth in the Award, the Participant generally has the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends. Notwithstanding the previous sentence, unless otherwise provided in the Award Agreement, any cash dividends and stock dividends with respect to the Restricted Stock will be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) will be distributed to the Participant in cash (or at the discretion of the Committee in shares of Common Stock having a Fair Market Value equal to the amount of such dividends) upon the release of restrictions on such share and, if such share is forfeited, the Participant will also forfeit the right to such dividends.

(d)
Restrictions. Restricted Stock awarded to a Participant will be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant will not be entitled to delivery of the stock certificate; (B) the shares will be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares will be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates must be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect to such shares will terminate without further obligation on the part of the Company. The Committee has the authority to remove any or all of the restrictions on the Restricted Stock whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock was granted, such action is appropriate.

(e)
Delivery of Restricted Stock. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 6.2(d) and the applicable Award Agreement will be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company will deliver to the Participant or his or her beneficiary, without charge, the stock certificate (if applicable) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any. No Restricted Stock Award may be granted or settled for a fraction of a share of Common Stock.

(f)	Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan will bear a legend in such form as the Company deems appropriate.

6.3	RESTRICTED STOCK UNIT AWARDS.

(a)
General. A Restricted Stock Unit Award is an Award of hypothetical Common Stock units (“Restricted Stock Units” or “RSUs”)) having a value equal to the Fair Market Value of an identical number of shares of Common Stock that entitles the Participant to payment in cash or shares of Common Stock at the expiration of the Restricted Period. Each RSU Award granted under the Plan must be evidenced by an Award Agreement. Each RSU Award so granted will be subject to the conditions set forth in this Section 6.3(a), and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b)
Award Agreement. The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock will be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. A Participant has no voting rights with respect to any Restricted Stock Units. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Common Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”). If credited, Dividend Equivalents will be withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) will be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant will also forfeit the right to such Dividend Equivalents.

(c)	Restrictions.

(1)
Restricted Stock Units awarded to any Participant will be subject to forfeiture until the expiration of the Restricted Period and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units will terminate without further obligation on the part of the Company. RSUs will also be subject to such other terms and conditions as may be set forth in the applicable Award Agreement.

(2)
The Committee has the authority to remove any or all of the restrictions on the Restricted Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock Units are granted, such action is appropriate.

(3)	The Committee may provide for an acceleration of vesting in the terms of any Award Agreement upon the occurrence of a specified event.

(d)
Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company will deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit and the interest thereon or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment will be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to each Vested Unit.

6.4	PERFORMANCE SHARE AWARDS.

(a)
Grant of Performance Share Awards. Each Performance Share Award granted under the Plan shall be evidenced by an Award Agreement. Each Performance Share Award so granted shall be subject to the conditions set forth in this Section 6.4, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Committee shall have the discretion to determine: (i) the number of shares of Common Stock or stock-denominated units subject to a Performance Share Award granted to any Participant; (ii) the performance period applicable to any Award; (iii) the conditions that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions and restrictions of the Award.

(b)
Earning Performance Share Awards. The number of Performance Shares earned by a Participant will depend on the extent to which the performance goals established by the Committee are attained within the applicable Performance Period, as determined by the Committee. No payout may be made with respect to any Performance Share Award except upon written certification by the Committee that the minimum threshold performance goal(s) have been achieved.

6.5	PERFORMANCE COMPENSATION AWARDS.

(a)
General. The Committee has the authority, at the time of grant of any Award described in this Plan (other than Options and Stock Appreciation Rights granted with an exercise price equal to or greater than the Fair Market Value per share of Common Stock on the Grant Date), to designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Code Section 162(m). In addition, the Committee has the authority to make an Award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Code Section 162(m).

(b)
Eligibility. The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Code Section 162(m)) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period will not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award will be decided solely in accordance with the provisions of this Section 6.5(b). Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period does not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder does not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(c)
Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period (provided any such Performance Period will not be less than one fiscal quarter in duration), the types of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goals, the kinds and/or levels of the Performance Goals that apply to the Company and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Code Section 162(m)), the Committee will, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 6.5(c) and record the same in writing.

(d)	Payment of Performance Compensation Awards.

(1)
Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(2)
Limitation. A Participant is eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Compensation Award has been earned for the Performance Period.

(3)
Certification. The Committee must review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee will then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion in accordance with Section 6.5(d)(4) hereof, if and when it deems appropriate.

(4)
Use of Discretion. In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee does not have the discretion to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained or (B) increase a Performance Compensation Award above the maximum amount payable under Section 6.5(d)(6).

(5)
Timing of Award Payments. Performance Compensation Awards granted for a Performance Period will be paid to Participants as soon as administratively practicable following completion of the certifications required by Section 6.5(d)(3) .

(6)
Maximum Award Payable. Notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan for a Performance Period (excluding any Options and Stock Appreciation Rights) is 150,000 shares of Common Stock or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof on the first or last day of the Performance Period to which such Award relates, as determined by the Committee. The maximum amount that can be paid in any calendar year to any Participant pursuant to a cash bonus Award described in the last sentence of Section 6.5(a) is $500,000. Furthermore, any Performance Compensation Award that has been deferred may not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (B) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date.

ARTICLE 7.
SECURITIES LAW COMPLIANCE

Each Award Agreement may provide that no shares of Common Stock shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company will use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking does not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.
ARTICLE 8.
USE OF PROCEEDS FROM STOCK

Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, will constitute general funds of the Company.
ARTICLE 9.
MISCELLANEOUS

9.1
ACCELERATION OF EXERCISABILITY AND VESTING. The Committee has the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

9.2
SHAREHOLDER RIGHTS. Except as provided in the Plan or an Award Agreement, no Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Article 10.

9.3
NO EMPLOYMENT OR OTHER SERVICE RIGHTS. Nothing in the Plan or any instrument executed or Award granted pursuant thereto confers upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affects the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause or (b) the service of a Director pursuant to the By-laws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

9.4
TRANSFER; APPROVED LEAVE OF ABSENCE. For purposes of the Plan, no termination of employment by an Employee will be deemed to result from either (a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Code Section 409A if the applicable Award is subject thereto.

9.5
WITHHOLDING OBLIGATIONS. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.

ARTICLE 10.
ADJUSTMENTS UPON CHANGES IN STOCK

In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, the maximum number of shares of Common Stock subject to all Awards stated in Article 3 and the maximum number of shares of Common Stock with respect to which any one person may be granted Awards during any period stated in Article 3 will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments made pursuant to this Article 10, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee will, in the case of Incentive Stock Options, ensure that any adjustments under this Article 10 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Code Section 424(h)(3) and in the case of Non-qualified Stock Options, ensure that any adjustments under this Article 10 will not constitute a modification of such Non-qualified Stock Options within the meaning of Code Section 409A. Any adjustments made under this Article 10 will be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, with respect to Awards intended to qualify as “performance-based compensation” under Code Section 162(m), any adjustments or substitutions will not cause the Company to be denied a tax deduction on account of Code Section 162(m). The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment will be conclusive and binding for all purposes.

ARTICLE 11.
EFFECT OF CHANGE IN CONTROL

11.1	Unless otherwise provided in an Award Agreement, notwithstanding any provision of the Plan to the contrary:

(a)
In the event of a Participant’s termination of Continuous Service without Cause or for Good Reason during the 18-month period following a Change in Control, notwithstanding any provision of the Plan or any applicable Award Agreement to the contrary, all Options and Stock Appreciation Rights will become immediately exercisable with respect to 100% of the shares subject to such Options or Stock Appreciation Rights, and/or the Restricted Period will expire immediately with respect to 100% of the shares of Restricted Stock or Restricted Stock Units as of the date of the Participant’s termination of Continuous Service.

(b)
With respect to Performance Compensation Awards, in the event of a Participant’s termination of Continuous Service without Cause or for Good Reason, in either case, within 18 months following a Change in Control, all Performance Goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met as of the date of the Participant’s termination of Continuous Service.

(c)
To the extent practicable, any actions taken by the Committee under the immediately preceding subsection (a) and (b) will occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control with respect to the shares of Common Stock subject to their Awards.

11.2
In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. In the case of any Option or Stock Appreciation Right with an exercise price (or SAR Exercise Price in the case of a Stock Appreciation Right) that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.

11.3
The obligations of the Company under the Plan will be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

ARTICLE 12.
AMENDMENT OF THE PLAN AND AWARDS

12.1
AMENDMENT OF PLAN. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in this Plan, no amendment will be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any Applicable Laws.

12.2
SHAREHOLDER APPROVAL. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Code Section 162(m) and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

12.3
CONTEMPATED AMENDMENTS. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Consultants and Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Code Section 409A and/or to bring the Plan and/or Awards granted under it into compliance therewith.

12.4
NO IMPAIRMENT OF RIGHTS. Rights under any Award granted before amendment of the Plan may not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

12.5
AMENDMENT OF AWARDS. The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

ARTICLE 13.
GENERAL PROVISIONS

13.1
FORFEITURE EVENTS. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

13.2
CLAWBACK. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

13.3
OTHER COMPENSATION ARRANGEMENTS. Nothing contained in this Plan prevents the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.4
SUB-PLANS. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans may contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans will be deemed a part of the Plan, but each sub-plan will apply only to the Participants in the jurisdiction for which the sub-plan was designed.

13.5
DEFERRAL OF AWARDS. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Common Stock or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

13.6
UNFUNDED PLAN. The Plan is unfunded. Neither the Company, the Board nor the Committee is required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

13.7
DELIVERY. Upon exercise of a right granted under this Plan, the Company will issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 30 days will be considered a reasonable period of time.

13.8
NO FRACTIONAL SHARES. No fractional shares of Common Stock will be issued or delivered pursuant to the Plan. The Committee will determine whether cash, additional Awards or other securities or property will be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

13.9
OTHER PROVISIONS. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Committee may deem advisable.

13.10
SECTION 409A. The Plan is intended to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan will be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A will not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the 6 month period immediately following the Participant’s termination of Continuous Service will instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee has any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Code Section 409A and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

13.11
DISQUALIFYING DISPOSITIONS. Any Participant who makes a “disposition” (as defined in Code Section 424) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) must immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

13.12
SECTION 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 13.13, such provision to the extent possible will be interpreted and/or deemed amended so as to avoid such conflict.

13.13
SECTION 162(m). To the extent the Committee issues any Award that is intended to be exempt from the deduction limitation of Code Section 162(m), the Committee may, without shareholder or grantee approval, amend the Plan or the relevant Award Agreement retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Code Section 162(m) required to preserve the Company’s federal income tax deduction for compensation paid pursuant to any such Award.

13.14
BENEFICIARY DESIGNATION. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, must be in a form reasonably prescribed by the Committee and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.

13.15	EXPENSES. The costs of administering the Plan will be paid by the Company.

13.16
SEVERABILITY. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby.

13.17	PLAN HEADINGS. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

13.18
NON-UNIFORM TREATMENT. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee may make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

ARTICLE 14.
EFFECTIVE DATE OF PLAN

The Plan is effective as of the Effective Date, but no Award may be exercised (or, in the case of a stock Award, may be granted) unless and until the Plan has been approved by the shareholders of the Company within twelve months after the Effective Date.
ARTICLE 15.
TERMINATION OR SUSPENSION OF THE PLAN

The Plan will terminate automatically on February 20, 2024. No Award may be granted pursuant to the Plan after such date, but Awards granted before such date may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 12.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated. Unless the Company determines to submit Section 6.5 of the Plan and the definition of “Performance Goal” and “Performance Criteria” to the Company’s shareholders at the first shareholder meeting that occurs in the fifth year following the year in which the Plan was last approved by shareholders (or any earlier meeting designated by the Board), in accordance with the requirements of Code Section 162(m), and such shareholder approval is obtained, then no further Performance Compensation Awards may be made to Covered Employees under Section 6.5 after the date of such annual meeting, but the Plan may continue in effect for Awards to Participants not in accordance with Code Section 162(m).
ARTICLE 16.
CHOICE OF LAW

The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

Westmoreland Coal Company	VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com
WESTMORELAND COAL COMPANY 9540 SOUTH MAROON CIR. SUITE 200 ENGLEWOOD, CO 80112 ATTN: JENNIFER S. GRAFTON
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/WLB2014
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WESTMORELAND COAL COMPANY		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors		☐	☐	☐
Nominees
01) Keith E. Alessi	05) Richard M. Klingaman
02) Gail E. Hamilton	06) Craig R. Mackus
03) Michael G. Hutchinson	07) Jan B. Packwood
04) Robert P. King	08) Robert C. Scharp
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.
					For	Against	Abstain
2) Approval of the 2014 Equity Incentive Plan for Employees and Non-Employee Directors.					☐	☐	☐
3) Advisory approval of Westmoreland Coal Company's executive compensation.					☐	☐	☐
4) Ratification of the appointment of Ernst & Young LLP as principal independent auditor for fiscal year 2014.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com.

WESTMORELAND COAL COMPANY
Annual Meeting of Stockholders
May 20, 2014 8:30 AM
This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints Jennifer S. Grafton as true and lawful agent and proxy with power of substitution, to represent the undersigned and to vote all shares of Common Stock held by the undersigned at the Annual Meeting of Stockholders to be held via live webcast at www.virtualshareholdermeeting.com/WLB2014 on Tuesday, May 20, 2014, at 8:30 a.m. (mountain daylight time), and at any adjournments thereof, on all matters coming before said meeting as noted on the reverse side of the card.

This proxy, when properly executed, will be voted in the manner directed herein. If no directions are given, this proxy will be voted in accordance with the Board of Directors' recommendations. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY AND PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote the shares unless they sign and return this card.

Continued and to be signed on reverse side